                            Asset Purchase Agreement
                            ------------------------



                                     among

                              CCI Acquisition Corp

                                    as Buyer

                                      and

                              Creative Computers,
                              ------------------

                                on the one hand

                                      and

                             ComputAbility Limited,
                             ---------------------

                                   as Seller

                                      and

                   Marcia Rose, Gary Rose and Burton Slotky,
                   ----------------------------------------

                               on the other hand

                               TABLE OF CONTENTS



                                                                           PAGE



RECITALS                                                                    1

TERMS AND CONDITIONS                                                        1

ARTICLE I PURCHASE AND SALE                                                 1


 1.1  Purchase and Sale                                                     1

 1.2  Description of "Acquired Assets"                                      2


   1.2.1  Inventory                                                         2
   1.2.2  Accounts Receivable                                               2
   1.2.3  Cash and Cash Equivalents; Securities                             2
   1.2.4  Prepaid Expenses; Deferred Charges                                2
   [1.2.5  Vendor Contracts                                                 2
   1.2.6  Customer and Supplier Lists.                                      2
   1.2.7  Machinery and Equipment                                           2
   1.2.8  Furniture and Fixtures                                            2
   1.2.9  Intellectual Property                                             2
   1.2.10  Real Property                                                    3
   1.2.11  Contracts                                                        3
   1.2.12  Business Software                                                3
   1.2.13  Governmental Permits                                             3
   1.2.14  Books and Records                                                3

 1.3  Description of Excluded Assets                                        3


   1.3.1  Real Property Lease                                               3
   1.3.2  Certain Excluded Assets                                           3
   1.3.3  Other Books and Records; Corporate Documents                      3
   1.3.4  Employee Personal Property                                        4

 1.4  Consents Not Obtained by Closing                                      4

 1.5  Liabilities Assumed                                                   4


   1.5.1  Accounts Payable                                                  4
   1.5.2  Certain Accrued Liabilities.                                      4
   1.5.3  Liabilities Under Equipment Leases and Other Contracts            5
   1.5.4  Liabilities for Conduct of Business After Closing                 5

 1.6  Excluded Liabilities                                                  5


   1.6.1  Tort and Product Liabilities                                      5
   1.6.2  Employee and Agent Liabilities                                    5
   1.6.3  Environmental Costs                                               5
   1.6.4  Certain Liabilities Related to Contracts                          6
   1.6.5  Undisclosed Liability                                             6
   1.6.6  Litigation Liabilities                                            6

                                                                           PAGE

   1.6.7  Liabilities for Violation of Law                                  6
   1.6.8  Liabilities for Infringement                                      6
   1.6.9  Liabilities Related to Excluded Assets                            6
   1.6.10  Liabilities to Related Entities                                  6
   1.6.11  Insured Liabilities                                              6
   1.6.12  Liabilities to Brokers                                           7
   1.6.13  Tax Liabilities                                                  7
   1.6.14  Employee Benefit Plan                                            7
   1.6.15  Liabilities from Prior Operation of the Business                 7

 1.7  Purchase Price and Payment Thereof.                                   7


   1.7.1  Purchase Price                                                    7
   1.7.2  Payment of Delivery of Purchase Price.                            7
   1.7.3  Holdback Amount.                                                  7

 1.8  Closing Balance Sheet.                                                8


   1.8.1  Reserves.                                                         8

 1.8.2   Adequacy of Reserves and Accruals.                                 8

 1.9  Sales and Use Taxes.                                                  9

 1.10  Allocation of Purchase Price.                                        9

 1.11  Closing; Closing Date                                                9


ARTICLE II  SELLER'S REPRESENTATIONS AND WARRANTIES                         9


 2.1  Organization, Good Standing                                           9

 2.2  Authority                                                             9

 2.3  Title to Acquired Assets                                             10

 2.4  Compliance with Laws.                                                10

 2.5  Seller's Financial Condition                                         10


   2.5.1  Sellers Financial Statements.                                    10
   2.5.2  Absence of Certain Changes.                                      10
   2.5.3  No Undisclosed Liabilities.                                      11

 2.6  Execution and Performance of Agreement Causes No Violation           11

 2.7  Inventory                                                            11

 2.8  Accounts Receivable.                                                 12

                                                                           PAGE

 2.9  Vendor Agreements                                                    12

 2.10  Vendors, Distributors and Customers                                 12

 2.11  Contracts and Other Agreements.                                     13

 2.12  Mailing List Information                                            13

 2.13  Intellectual Property.                                              14


   2.13.1  Marks                                                           15
   2.13.2  Trade Secrets                                                   15
   2.13.3  Patents                                                         15
   2.13.4  Copyrights                                                      15
   2.13.5  Software                                                        16

 2.13  Licenses                                                            16

 2.15  Other Representations with Respect to the Intellectual Property     16

 2.16  No Finders' and Brokers' Fees.                                      17

 2.17  Consents to Assignment.                                             17

 2.17  Fixed Assets                                                        17

 2.19  No Proceedings                                                      17

 2.19  Governmental Permits.                                               17

 2.21  Insurance                                                           18

 2.22  Taxes                                                               18

 2.23  Real Property                                                       19


   2.23.1  Generally                                                       19
   2.23.2  Improvements                                                    19
   2.23.3  Leases                                                          19
   2.23.4  Compliance with Land Use Laws and Regulations                   19
   2.23.5  Utilities                                                       20

 2.24  Employees                                                           20

 2.25  Employee Benefit Plans                                              20

 2.26  Labor Matters                                                       20

                                                                           PAGE

 2.27  Hazardous Materials                                                 21


   2.27.1  Use, Storage, Disposition of Hazardous Materials                21
   2.27.2  Asbestos; PCBs; Underground Tanks                               22
   2.27.3  Environmental Litigation                                        22
   2.27.4  Compliance                                                      22
   2.27.5  Hazardous Materials and Hazardous Materials Laws Definitions    22

 2.28  Affiliates and Joint Ventures                                       23

 2.29  Condition of Certain Assets                                         23

 2.30  Assets Sufficient for Conduct of Business                           23

 2.31  Investment Representation                                           23

 2.32  Documents Delivered                                                 23

 2.33  Material Misstatements or Omissions                                 23


ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT             24


 3.1  Organization and Good Standing                                       24

 3.2  Authority                                                            24

 3.3  No Finders' and Brokers' Fees                                        24

 3.4  Execution and Performance of Agreement Causes No Violation           24

 3.5  Material Misstatements or Omission                                   25


ARTICLE IV CERTAIN COVENANTS OF SELLERS                                    25


 4.1  Conduct of Business.                                                 25
   4.1.1  Diligent Conduct                                                 25
   4.1.2  Properties and Assets                                            25
   4.1.3  Contracts                                                        26
   4.1.4  Insurance                                                        26
   4.1.5  Compensation and Hiring of Employees                             26
   4.1.6  Dividends                                                        26

 4.2  Access and Information                                               26

 4.3  Certain Provisions Relating to Employees.                            26
   4.3.1  Transfer of Employees to Buyer                                   26

                                                                           PAGE

   4.3.2  Effect of Hire by Buyer                                          27
   4.3.3  Certain Liabilities of Sellers with respect to Employees         27

 4.4  Compliance with Laws Related to Employees                            27

 4.5  Nondisclosure of Confidential Information                            27

 4.6  Injunctive Relief                                                    28

 4.7  Real Property Purchase                                               28


   4.7.1  Title                                                            28
   4.7.2  Survey                                                           28
   4.7.3  Objections to Title                                              28

 4.8  Further Assurances and Disclosures                                   29

 4.9  No Shopping                                                          29

 4.10 Change of Name                                                       29

 4.11  Termination of 401(k) Plan                                          29

 4.12  Delivery of Updated Schedules                                       29


ARTICLE V COVENANTS OF BUYER AND PARENT                                    29


 5.1  Certain Dividends                                                    30

 5.2  Parent Guarantee                                                     30

 5.3 Resale Certificate                                                    30


ARTICLE VI CONDITIONS PRECEDENT TO CLOSING                                 30


 6.1  Conditions Precedent to Obligations of Buyer.                        30


   6.1.1  Correctness of Representations and Warranties                    30
   6.1.2  Performance of Covenants and Agreements                          30
   6.1.3  Receipt of Consents; Compliance With Law.                        30
   6.1.4 Employment Agreements                                             31
   6.1.5  Noncompetition Agreement                                         31
   6.1.6  Registration Rights Agreement                                    31
   6.1.7  Escrow Agreement                                                 31
   6.1.8  Environmental Due Diligence                                      31
   6.1.9  Lease Agreement                                                  31
   6.1.10  Title Policies                                                  31
   6.1.11  Real Property Purchase Agreement                                31

                                                                           PAGE

   6.1.12  Receipt of Opinion of Seller's Counsel                          32
   6.1.13  Termination of 401(k) Plan                                      32
   6.1.14  Governmental Action                                             32
   6.1.15  No Proceeding                                                   32
   6.1.16  Receipt of Documents Necessary to Transfer Acquired Assets.     32
   6.1.17  No Material Adverse Change                                      32

 6.2  Conditions Precedent to Obligations of Sellers                       32


   6.2.1  Correctness of Representations and Warranties                    32
   6.2.2  Performance of Covenants and Agreements                          33
   6.2.3  Registration Rights Agreement                                    33
   6.2.4  Lease Agreement                                                  33
   6.2.5  Employment Agreements                                            33
   6.2.6  Escrow Agreement                                                 33
   6.2.7  Receipt of Certain Agreements                                    33
   6.2.8  Receipt of Opinion of Counsel to Buyer                           33
   6.2.9 Real Property Purchase Agreement                                  33
   6.2.10  Governmental Action                                             33
   6.2.11  No Proceeding.                                                  33

ARTICLE VII CERTAIN MUTUAL COVENANTS                                       34


 7.1  Expenses                                                             34

 7.2  Public Statements                                                    34

 7.3 Confidentiality                                                       34

 7.4 Other Actions.                                                        34

 7.5  Access to Records by Sellers                                         35

 7.6  Access to Records by Buyer                                           35


ARTICLE VIII INDEMNIFICATIONS                                              35


 8.1  Seller and Owners Promise to Indemnify                               35

 8.2  Buyer's and Parent's Promise to Indemnify                            36

 8.3  Procedure for Indemnification of Third Party Claims.                 36


   8.3.1  Notice                                                           36
   8.3.2  Defense                                                          37
   8.3.3  Settlement                                                       37

 8.4  Interest                                                             38

                                                                           PAGE

   8.5  Indemnification Amounts                                            38

    8.5.1  Caps                                                            38
    8.5.2  No Limitations                                                  38
    8.5.3  Certain Other Specific Limitations                              38
    8.5.4  Basket                                                          39

ARTICLE IX TERMINATION AND ABANDONMENT OF AGREEMENT                        39


 9.1  Grounds for Termination.                                             39


   9.1.1  Mutual Consent                                                   39
   9.1.2  Breach or Misrepresentation by Seller                            39
   9.1.3  Breach or Misrepresentation by Buyer.                            39
   9.1.4  Prohibition by Law                                               39
   9.1.5  Failure to Close                                                 39

 9.2  Effect of Termination.                                               39

 9.3  Expenses to be Borne by Each Party.                                  40


ARTICLE X GENERAL PROVISIONS                                               40


 10.1  Schedules.                                                          40

 10.2  Further Assurances                                                  40

 10.3  Survival of Representations and Warranties.                         40


   10.3.1  Buyer Reliance                                                  40
   10.3.2  Survival Period                                                 41

 10.4  Notices                                                             41

 10.5  Assignment; No Third Party Beneficiaries                            42

 10.6  Remedies                                                            42

 10.7  Waiver                                                              42

 10.8  Entire Agreement; Amendments                                        42

 10.9  Definitions.                                                        43


   10.9.1  List of Defined Terms                                           43
   10.9.2  Accounting Terms                                                43
   10.9.3  Certain Specific Terms                                          43

 10.10  Severability                                                       43

                                                                           PAGE

 10.11  Counterparts                                                       43

 10.12  Governing Law                                                      43

                                                                   Exhibit 10.33
                                                                   =============


                            ASSET PURCHASE AGREEMENT
                            ------------------------


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as
                                         ---------
of August ___, 1997 by and among (1) CCI Acquisition Corp., a Delaware corporation ("Buyer") and Creative Computers Inc., a Delaware corporation
              -----
("Parent"), on the one hand, and (2) ComputAbility Limited, a Wisconsin
--------
corporation ("Seller"), and Marcia Rose, Gary Rose and Burton Slotky ("Owners"),
              ------                                                   ------
on the other hand.

                                    RECITALS
                                    --------

     A. Seller desires to sell and Buyer desires to purchase from Seller substantially all of the operating assets of Seller on the terms and conditions set forth herein.

     B. In order to induce Seller and Owners to enter into this Agreement, Parent, the owner of all the issued and outstanding capital stock of Buyer, has agreed to guarantee the payment and performance of certain obligations of Buyer.

     C. In order to induce Buyer to enter into this Agreement, Owners, who collectively own all of the issued and outstanding capital stock of Seller, have agreed to join in the representations and warranties and to provide certain indemnities as set forth herein.

     D. Defined terms used herein are defined in Sections of this Agreement referenced in Exhibit 10.9.1 of this Agreement.
              --------------

                              TERMS AND CONDITIONS
                              --------------------

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                               PURCHASE AND SALE
                               -----------------

          1.1  Purchase and Sale. Upon the terms and subject to all of the
               -----------------
conditions contained herein, Seller hereby agrees to sell, assign, transfer and deliver to Buyer on the Closing Date, and Buyer hereby agrees to purchase, acquire and accept from Seller on the Closing Date, the Acquired Assets. Seller shall deliver or cause to be delivered to Buyer at the Closing appropriate bills of sale, assignments, deeds and/or other documents of conveyance necessary to effectuate and/or perfect the transfer of title to the Acquired Assets to Buyer as contemplated hereby on and as of the Closing Date, and in form and substance reasonably satisfactory to Buyer.

          1.2  Description of "Acquired Assets". The term "Acquired Assets"
               -------------------------------             ---------------
 shall mean all of the tangible and intangible assets and rights of every nature, kind and description, wherever located, relating to the Business, but not including the Excluded Assets. As used in this Agreement, the term "Business" means all activities and operations of Seller (including without
  --------
 limitation Seller's computer, audio and video mail order business), in all cases as the same exist on the date of this Agreement and during the period through and including the Closing Date. The Acquired Assets include, but are not limited to, the following (except to the extent constituting Excluded Assets):

               1.2.1  Inventory. All of the inventory and supplies owned by
                      ---------
 Seller ("Inventory") and existing on the Closing Date.
          ---------

               1.2.2  Accounts Receivable. All of the accounts receivable of
                      -------------------
Seller ("Accounts Receivable") at the Closing Date.
         -------------------

               1.2.3  Cash and Cash Equivalents; Securities. Cash and cash
                      -------------------------------------
equivalents and securities of Seller on hand as of the Closing Date.

               1.2.4  Prepaid Expenses; Deferred Charges. Prepaid taxes, prepaid
                      ----------------------------------
insurance and all other prepaid expenses and all deferred charges of Seller and existing on the Closing Date.

               1.2.5  Vendor Contracts. All Seller's right, title and interest
                      ----------------
in and under the Vendor Contracts set forth on Schedule 1.2.5 to the extent such
                                               --------------
right, title and interest is assignable.

               1.2.6  Customer and Supplier Lists. All customer and supplier
                      ---------------------------
lists, mailing lists, databases related thereto, marketing studies and analysis of any kind whether performed by or on behalf of Seller, and all catalogs, brochures and handbooks relating to the Business and existing on the Closing Date.

               1.2.7  Machinery and Equipment. All of Seller's right, title and
                      -----------------------
interest in and to the machinery, equipment, vehicles, automobiles, computers and other data processing hardware and other tangible personal property of similar nature (but not including Furniture and Fixtures or Inventory) owned, leased to or otherwise used by Seller in connection with the Business and existing on the Closing Date ("Machinery and Equipment") to the extent such right, title and interest is assignable.

               1.2.8  Furniture and Fixtures. All of Seller's right, title and
                      ----------------------
interest in and to the office furniture, office equipment, fixtures and other tangible personal property of similar nature (but not including any Machinery and Equipment or Inventory) owned, leased to or otherwise used by Seller in connection with the Business and existing on the Closing Date ("Furniture and
                                                                -------------
Fixtures").
--------

               1.2.9  Intellectual Property. All of Seller's right, title and
                      ---------------------
interest in and to the Intellectual Property that exists on the Closing Date to the extent such right, title and interest is assignable.

               1.2.10  Real Property. All of Seller's right, title and interest
                       -------------
in and to the real property located at 7271 North 51st Boulevard, Milwaukee, Wisconsin.

               1.2.11  Contracts. All rights under contracts and other
                       ---------
agreements (other than real property leases) relating to the Business and existing on the Closing Date to the extent such rights are assignable.

               1.2.12  Business Software. The accounting, inventory control and
                       -----------------
other business related software used in connection with Seller's operation of the Business and/or in connection with the Machinery and Equipment and existing on the Closing Date to the extent such software is assignable.

               1.2.13  Governmental Permits. All licenses, permits, approvals,
                       --------------------
authorizations, applications and registrations from or with any Governmental Authority relating to the Business to the extent their transfer is permitted by Law ("Governmental Permits") and existing on the Closing Date. In this
      --------------------
Agreement, "Governmental Authority" means any administrative agency, commission,
            ----------------------
court, or other governmental agency or instrumentality, domestic or foreign, of competent jurisdiction.

               1.2.14  Books and Records. The originals or, if not available,
                       -----------------
copies of all books, records, files, plans, notebooks, production and sales data and other data relating to the Acquired Assets or the Assumed Liabilities, or used or held for use in the conduct of or reasonably necessary to operate the Business (other than as related to Excluded Assets or Excluded Liabilities which shall be retained by Seller), whether or not located at the place of business of Seller, and whether or not in tangible form or in the form of intangible computer storage media such as optical disks, magnetic disks, tapes and similar storage media ("Books and Records") existing on the Closing Date; provided,
                -----------------
however, that Seller shall be entitled to retain copies of any Books and Records the originals of which have been delivered to Buyer.

          1.3  Description of Excluded Assets. Seller is not selling, and Buyer
               ------------------------------
is not purchasing, any of the following assets (the "Excluded Assets"):
                                                     ---------------

               1.3.1  Real Property Lease. Seller's right, title and interest as
                      -------------------
lessee of the Seller's warehouse facility ("Warehouse Facility") under that
                                            ------------------
certain Lease Agreement dated January 1, 1996 between Seller as lessee and Marcia and Gary Rose as landlord; provided, however that it is contemplated that
                                  --------  -------
Buyer will enter into a new lease for the warehouse as provided in Section
                                                                   -------
6.1.9.
-----

               1.3.2  Certain Excluded Assets. The assets of Seller, if any, set
                      -----------------------
     forth on Schedule 1.3.2, which schedule shall be prepared by Seller and
              --------------
     agreed to by Buyer and attached hereto on the date of this Agreement.

               1.3.3  Other Books and Records; Corporate Documents. All books,
                      --------------------------------------------
records and other information relating exclusively to the Excluded Assets, and the originals of the Articles of Incorporation, Bylaws, corporate resolutions, minute books and stock transfer ledgers of Seller and the tax returns and financial records of Seller and other similar materials; provided that Seller shall provide Buyer with copies of all such items upon Buyer's reasonable request.

               1.3.4  Employee Personal Property. The personal property owned by
                      --------------------------
Seller's employees or by Owners and which are used in the Business and set forth on Schedule 1.3.4.


          1.4  Consents Not Obtained by Closing. Seller shall use its best
               --------------------------------
commercially reasonable efforts to obtain all Consents prior to the Closing. Five (5) business days prior to the Closing, Seller shall provide to Buyer a list of Consents which have not been obtained and Buyer shall, as soon as practicable thereafter, provide Seller with a list of those Consents Buyer shall require at Closing. To the extent that the assignment of any Acquired Asset to Buyer hereunder would violate any license, lease, agreement, commitment, contract or Governmental Permit with or from any third party shown on the list provided by Seller under this Section 1.4, this Agreement shall not constitute
                              -----------
an agreement to assign such Acquired Asset. As to any Consent that is not obtained prior to the Closing, Seller and Buyer shall use reasonable efforts to obtain such Consents as promptly as possible after the Closing, and until such Consent is obtained, to cooperate in any reasonable arrangement (such as subcontracting, sublicensing or subleasing) allowable under the license, lease, agreement, commitment, contract or governmental permit designed to provide for Buyer all of the benefits of such Acquired Asset (including enforcement, at the cost of Seller and for the benefit of Buyer, of any and all rights of Seller arising out of the breach or cancellation of such license, lease, agreement, commitment, contract or Governmental Permit to the extent such breach or cancellation is unrelated to this Agreement or the consummation of the transactions contemplated hereby). Buyer shall cooperate with Seller in obtaining all Consents, including the provision of all publicly available financial and other information reasonably necessary to obtain such Consents, but shall in no event be required to make any payment or pay any fee or charge in connection therewith or to undertake any obligation other than an Assumed Liability. Nothing in this Section 1.4 shall limit Buyer's discretion not to
                           -----------
close based on a failure of any condition set forth in Section 6.1.3.
                                                       -------------

          1.5  Liabilities Assumed. Upon the terms and subject to all of the
               -------------------
conditions contained herein, Buyer hereby agrees that it will assume at and as of the Closing, and satisfy, pay, perform, or otherwise discharge when due all of the liabilities and obligations that constitute Assumed Liabilities and no others. Buyer shall deliver to Seller at the Closing the appropriate documentation reasonably satisfactory to Seller and Seller's counsel, evidencing Buyer's assumption of the Assumed Liabilities at the Closing. In this Agreement, the term "Assumed Liabilities" means only the liabilities and obligations of
          -------------------
Seller; (a) relating directly or indirectly to the Acquired Assets; (b) arising from and after the Closing; and (c) the liabilities set forth in Section 1.5.1
                                                                 -------------
through and including Section 1.5.4 but shall not include any Excluded
                      -------------
Liabilities.

               1.5.1  Accounts Payable. All accounts payable arising in the
                      ----------------
ordinary course of business set forth on the Closing Balance Sheet.

               1.5.2  Certain Accrued Liabilities. All categories of liabilities
                      ---------------------------
that were included on the balance sheet contained in the September 1996 Financial Statements existing on the Closing Date and as shown on the Seller's Closing Balance Sheet which shall include: accrued profit sharing, inventory, reserves, bad debt, warranty reserves and flood damage.

               1.5.3  Liabilities Under Equipment Leases and Other Contracts.
                      ------------------------------------------------------
Liabilities arising from and after the Closing under the Vendor Contracts, leases of Machinery and Equipment or other personal property ("Equipment
                                                               ---------
Leases") and any other contracts constituting Acquired Assets under Section 1.2
------                                                              -----------
to the extent assigned to Buyer.

               1.5.4  Liabilities for Conduct of Business After Closing.
                      -------------------------------------------------
Liabilities arising out of events or occurrences occurring from and after the Closing and related to the operation of the Acquired Assets from and after the Closing.

          1.6  Excluded Liabilities. Anything in this Agreement to the contrary
               --------------------
notwithstanding, Buyer shall not assume, and shall not be deemed to have assumed, any liability or obligation, whether absolute, contingent or otherwise ("Liabilities") of Seller which is not expressly assumed by Buyer pursuant to
  -----------
Section 1.5 and shall not assume and shall not be deemed to have assumed any
-----------
Liabilities of Owners. All such Liabilities not specifically assumed by Buyer pursuant to Section 1.5 are referred to in this Agreement as the "Excluded
            -----------                                           --------
Liabilities." The Excluded Liabilities include, without limitation, the
-----------
following:

               1.6.1  Tort and Product Liabilities. Any liability with respect
                      ----------------------------
to the Business arising from accidents, occurrences, misconduct, negligence, breach of fiduciary duty or statements made or omitted to be made at or prior to the Closing, whether or not covered by workers' compensation or other forms of insurance in effect either at the time of the accident, occurrence or relevant conduct or at the time at which the claim with respect thereto is made, or any product liability, claims for injuries, property damage or other losses arising with respect to inventory of products existing at or prior to Closing whether or not sold at or prior to the Closing.

               1.6.2  Employee and Agent Liabilities. Any Liability with respect
                      ------------------------------
to the Business arising from tort, contract or otherwise to employees or agents of Seller, or persons asserting claims on their behalf, or in respect of their condition, injury or death, in any case arising from or related to a condition in existence or any act or omission occurring at or prior to the Closing, whether or not covered by workers' compensation or other forms of insurance in effect either at the time of the accident, act, omission or relevant conduct or at the time at which the claim with respect thereto is made, including any Liability relating to (a) any claim relating to an employee, employment compensation (except for wages earned but not yet paid at Closing and accrued vacation, both of which shall be Assumed Liabilities), benefits and similar matters (b) the termination of employment of any employee of Seller at or prior to the Closing, whether or not related to the transactions contemplated by this Agreement or to Buyer's employment of or failure to employ any of the Seller's employees, (c) any claim for any injury suffered, illness contracted, condition developed, or exposure received, by any employee or agent of Seller (including Liability incurred after the Closing for continuation of any such pre-existing injury, illness, condition or exposure) or (d) any claim based on alleged discrimination, harassment, or violation of any Law.

               1.6.3  Environmental Costs. Any Liability for any Environmental
                      -------------------
Costs. In this Agreement, "Environmental Costs" means all losses, Liabilities,
                           -------------------
penalties, claims, fines, costs, damages, disbursements or expenses of any kind or nature whatsoever, including reasonable attorneys' fees and expenses ("Costs") which may at any time be imposed upon, incurred by or asserted or
  -----
awarded against Seller, Owners, Buyer, or any Affiliate, Subsidiary, employee, agent, successor or assign of any of the foregoing in connection with or arising from (a) the presence of any Hazardous Materials on, in, under, emitted from or affecting all or any portion of the Acquired Assets or the Real Property at or prior to Closing (or any condition resulting therefrom); or (b) the transportation or presence at any other location of Hazardous Materials relating to the Business at or prior to the Closing (or any condition resulting therefrom), including any such Costs incurred as a result of any natural resource damages, or any violation of Hazardous Materials Laws or any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work.

               1.6.4  Certain Liabilities Related to Contracts. Any Liability
                      ----------------------------------------
arising out of a breach occurring at or prior to the Closing of any provision of a contract, and any misrepresentation or omission to make any statement at or prior to Closing related to any contract.

               1.6.5  Undisclosed Liability. Any liability (including any
                      ---------------------
liability of a type or character which would otherwise be an Assumed Liability) related to matters not disclosed by Seller to Buyer hereunder.

               1.6.6  Litigation Liabilities. Any Liability for any claim, or
                      ----------------------
arising in any Proceeding relating to the Business, to the extent relating to any act, omission, event, occurrence or condition on or before the Closing, whether or not asserted, pending or threatened at or before the Closing.

               1.6.7  Liabilities for Violation of Law. Any Liability for any
                      --------------------------------
failure to comply with, or any violation of any Law relating to the Business, which failure or violation occurred at or prior to the Closing.

               1.6.8  Liabilities for Infringement. Any Liability to the extent
                      ----------------------------
relating to periods on or before the Closing for any infringement of the rights of any other Person relating to the use of the Intellectual Property, or any rights of any other Person relating to the Intellectual Property pursuant to any license, sublicense or agreement.

               1.6.9  Liabilities Related to Excluded Assets. Any Liability
                      --------------------------------------
under a contract or other agreement which is an Excluded Asset.

               1.6.10  Liabilities to Related Entities. Any Liability of Seller
                       -------------------------------
to any shareholder or Affiliate of Seller.

               1.6.11  Insured Liabilities. Any Liability with respect to which
                       -------------------
Seller receives insurance proceeds to the extent of such proceeds.

               1.6.12  Liabilities to Brokers. Any Liability of Seller or Owners
                       ----------------------
to any broker, finder or agent hired by Seller or Owners for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

               1.6.13  Tax Liabilities. Any Liability of Seller or Owners for
                       ---------------
Taxes, including without limitation, (i) any Liability for Taxes arising as a result of the transactions contemplated by this Agreement provided, however, that if Buyer fails to provide a resale certificate reasonably acceptable to Seller and Seller's counsel, any sales or use Taxes arising solely as a result of the failure to provide such certificate shall be Buyer's liability, (ii) any Liability for Taxes attributable to the assets or operations of Seller for any period prior to the Closing Date, and (iii) any Liability for the Taxes of any other Person, whether as a transferee or successor of such Person, by contract or otherwise.

               1.6.14  Employee Benefit Plan. Any Liability related to any
                       ---------------------
Employee Benefit Plan.

               1.6.15  Liabilities from Prior Operation of the Business. To the
                       ------------------------------------------------
extent not specifically included in any of the foregoing provisions of this
Section 1.6, all liabilities and obligations incurred in connection with the
-----------
operation of the Business up to and including the Closing Date, unless any such liability or obligation has been specifically identified as an Assumed Liability hereunder.

          1.7  Purchase Price and Payment Thereof.
               ----------------------------------

               1.7.1  Purchase Price. As consideration for the sale, assignment,
                      --------------
transfer and delivery of the Acquired Assets to Buyer, and upon the terms and subject to all of the conditions contained herein (and the performance by each of the parties hereto of their respective obligations hereunder), Buyer agrees to pay to Seller or deliver to or, at Seller's request, on behalf of Seller, as the case may be, the following, which is collectively referred to as the "Purchase Price".
 --------------

                      (a) Cash Component. Cash in the amount of Five Million
                          --------------
Five Hundred Thousand Dollars ($5,500,000) (the "Cash Component").
                                                 --------------

                      (b) Parent Stock. Four Hundred Thirty Seven Thousand Five
                          ------------
Hundred (437,500) shares of the common stock of Parent ("Parent Stock").
                                                         ------------

               1.7.2  Payment and Delivery of Purchase Price. Subject to the
                      --------------------------------------
terms and conditions of this Agreement, on the Closing Date (i) Buyer shall pay to Seller by wire transfer in immediately available funds to an account specified in writing by Seller an amount equal to the Cash Component minus the
                                                                     -----
Holdback Amount; (ii) Buyer shall wire transfer the Holdback Amount to an account with an escrow agent agreed upon by the parties; and (iii) Parent shall issue and deliver to Seller a stock certificate of Parent representing the Parent Stock.

               1.7.3  Holdback Amount. The Holdback Amount is equal to $500,000.
                      ---------------
The rights of the parties to the Holdback Amount and all interests that accrues thereon will be set forth in an Escrow Agreement ("Escrow Agreement") between
                                                   ----------------
Buyer, Seller and the escrow
agent. During the one year period following the Closing Date, Buyer may offset against the Holdback Amount (and interest accrued thereon), pursuant to the procedures set forth in the Escrow Agreement, any Indemnified Buyer Losses payable by Seller or Owners under Section 8.1. It is expressly agreed, however,
                                  -----------
that the Holdback Amount is merely a negotiated amount arrived at by the parties to facilitate the settlement of potential claims and shall in no way be construed as a limitation on Buyer's right to recover from Seller and/or Owners the full amount of any claim relating to any Indemnified Buyer Losses. If the aggregate amount owed by Seller and/or Owners to Buyer in respect of any such claims exceeds the Holdback Amount, Seller and/or Owners shall remain liable for the full amount thereof subject to the limitations set forth in Section 8.5, or
                                                                -----------
otherwise contained in this Agreement. The remaining Holdback Amount (if any), together with interest less reductions thereto as set forth in the Escrow Agreement, shall be paid to Seller or its assigns by wire transfer in immediately available funds on the first anniversary of the Closing Date (or if such day is not a business day, on the first business day thereafter).

          1.8  Closing Balance Sheet.
               ---------------------

               1.8.1  Reserves. In the past Seller has not included in its
                      --------
Financial Statements any reserves for bad debt, obsolete or slow moving inventory or other impaired assets. Within thirty (30) days after the Closing Date, Seller and Owners, with their accountants, shall prepare and deliver to Buyer a balance sheet of Seller as of the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared
      ---------------------
consistently with the balance sheet contained in the September 1996 Financial Statements, but will include all reserves required under GAAP, based on the prior operating experience of Seller. Seller and Owners represent that the Closing Balance Sheet will be prepared from and in accordance with the books and records of Seller and in accordance with GAAP and shall be true and correct in all respects and shall fairly present the financial position of Seller as of the Closing Date. Seller and Owners represent that as of the Closing Seller will have no liabilities or obligations of any nature (contingent, absolute, direct, indirect, matured, unmatured, accrued or otherwise) except liabilities which are fully reflected or reserved against in the Closing Balance Sheet and which will be fully reflected or reserved against on the Closing Balance Sheet (which reserves will be appropriate and reasonable). Buyer and its representatives shall be entitled to review the work papers, schedules, memoranda and other documents used in preparing the Closing Balance Sheet and to observe and participate in the inventory count, if any, used in its preparation. Buyer shall notify Seller and Owners within 15 days after receipt of the Closing Balance Sheet of its agreement or disagreement with the Closing Balance Sheet.

               1.8.2   Adequacy of Reserves and Accruals. Seller and Owners
                       ---------------------------------
represent and warrant that the reserves and the accruals for vacation, accrued profit sharing, inventory, bad debt, warranty reserve, if any, and flood damage that will be set forth on the Closing Balance Sheet, will not exceed the amounts set forth on Schedule 1.8.2 with respect to each such item. If the reserves
             --------------
established on the Closing Balance Sheet are not in fact adequate (as established, for example, by comparing actual collection of accounts receivable to the net receivables shown on the Closing Balance Sheet), Owners shall reimburse Buyer in cash for any shortfall upon submission by Buyer of reasonable evidence establishing such inadequacy.

          1.9  Sales and Use Taxes. All sales and use Taxes imposed by any
               -------------------
Governmental Authority as a result of the transfer of the Acquired Assets hereunder shall be paid by Seller, provided, that, if Buyer fails to deliver to Seller on or prior to Closing a resale certificate reasonably acceptable to Seller and Seller's counsel, then any sales and use Taxes to the extent incurred solely as a result of such failure shall be paid by Buyer. Seller shall use its best efforts (including compliance with all applicable notice and filing requirements) to ensure that the purchase and sale contemplated by this Agreement will qualify for exemption from Wisconsin sales and use taxes.

          1.10  Allocation of Purchase Price. The parties agree to treat the
                ----------------------------
purchase and sale contemplated by this transaction as a taxable transaction for all applicable tax purposes. The Purchase Price shall be allocated among the various categories of Acquired Assets as agreed by Buyer and Seller in accordance with Schedule 1.10. Each of the parties hereto agrees to report this
                -------------
transaction for federal and state income tax purposes in accordance with such allocation of the Purchase Price and Buyer and Seller agree to file IRS Form 8594 consistently therewith.

          1.11  Closing; Closing Date. The closing ("Closing") of the
                ---------------------                -------
transactions contemplated by this Agreement shall take place at the offices of Morrison & Foerster LLP, 555 West Fifth Street, Los Angeles, California at ______ a.m. on ___________ or on such other date and time and at such other place as may hereafter be agreed upon in writing by all of the parties hereto (the "Closing Date").
      ------------

                                   ARTICLE II

                    SELLER'S REPRESENTATIONS AND WARRANTIES
                    ---------------------------------------

        Seller and each Owner jointly and severally represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date (except that those representations and warranties which are stated as of a specific date shall, on the date of the signing and on the Closing Date, be true and correct as of said specified date) as follows:


          2.1  Organization, Good Standing. Seller is a corporations duly
               ---------------------------
organized, validly existing and in good standing under the laws of the State of Wisconsin. Seller is duly qualified and otherwise authorized as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or authorization is required by Law and in which the failure so to qualify or be authorized could have a material adverse effect on such Seller's business or properties.

          2.2  Authority. Seller has full corporate power and authority to own,
               ---------
lease and operate its assets, properties and Business and to carry on its Business as it is now being and has since its organization been conducted. The execution and delivery of this Agreement by Seller and the performance by Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors and the shareholders of Seller, and no other corporate action on the part of Seller is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by Seller and each Owner and constitutes the legal, valid and binding obligation of Seller and each Owner, enforceable against each in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Seller and each Owner has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its respective obligations hereunder.

          2.3  Title to Acquired Assets. Except as set forth on Schedule 2.3,
               ------------------------                         ------------
Seller is the lawful owner of and has the right to use and transfer to Buyer each of the Acquired Assets, free and clear of all mortgages, deeds of trust, liens, leases, pledges, charges, encumbrances, equities, claims under bailment and storage agreements, charges and restrictions ("Encumbrances"), other than
                                                   ------------
liens, if any, for personal property taxes and assessments not yet due and payable. Buyer will obtain good and marketable title to the Acquired Assets, free and clear of all Encumbrances, except as set forth in Schedule 2.3, upon
                                                           ------------
the delivery of bills of sale and consummation of the transaction contemplated in this Agreement. Except as set forth on Schedule 2.3 and approved by Buyer,
                                          ------------
all Encumbrances will be discharged or released on or before the Closing Date. There are no options or rights of first refusal to acquire the Acquired Assets that have previously been granted to any third party.

          2.4  Compliance with Laws. Without limiting the representations and
               --------------------
warranties set forth elsewhere herein, except as set forth in Schedule 2.4, to
                                                              ------------
Seller's and Owners' knowledge, Seller has, in all material respects, complied with all Laws applicable to the Business.


          2.5  Seller's Financial Condition.
               ----------------------------

               2.5.1  Seller Financial Statements. Schedule 2.5.1 attached
                      ---------------------------  --------------
hereto contains a true and complete copy of (i) the balance sheet of Seller as of September 30, 1996 and its statement of income for its fiscal year ended September 30, 1996, all as compiled by Aronson Schroeder & Co., S.C., independent certified public accountants (herein collectively referred to as the "September 1996 Financial Statements"); and (ii) the balance sheet of Seller as
 -----------------------------------
of June 30, 1997, and its statement of income for the nine-month period then ended, all as prepared on behalf of Seller (herein collectively referred to as the "June 1997 Financial Statements"). Except as set forth on Schedule 2.5.1,
     ------------------------------                           --------------
the September 1996 Financial Statements and the June 1997 Financial Statements were prepared from and in accordance with the books and records of Seller and in accordance with GAAP and fairly present the financial position and the results of operations of Seller as of the date thereof and for the period covered thereby.

               2.5.2  Absence of Certain Changes. Except as set forth on
                      --------------------------
Schedule 2.5.2, since the date of the September 1996 Financial Statements, there
--------------
has not been: (a) any transaction not in the ordinary course of business; (b) any change in accounting methods or practices of Seller; (c) any revaluation of the Acquired Assets, any sale or transfer of any of the assets of Seller or any cancellation of any debts, claims or contracts, except in the ordinary course of business and consistent with past practice; (d) any event or condition of any character which has materially and adversely affected any Acquired Asset; (e) any event or condition of any character which has materially and adversely affected the results of operations; (f) any event or condition of any character which has materially and adversely affected the prospects of the

Business going forward; or (g) any agreement, in writing or otherwise, by any Seller to do any of the things described in any of the preceding subsections (a) through (f).

               2.5.3  No Undisclosed Liabilities. Seller has no liabilities or
                      --------------------------
obligations of any nature (contingent, absolute, direct, indirect, matured, unmatured, accrued or otherwise) except (a) liabilities which are fully reflected or reserved against in the September 1996 Financial Statements (which reserves are and will be appropriate and reasonable) or disclosed in the related notes; (b) liabilities incurred in the ordinary course of business and consistent with past practice since the date of those financial statements; and
(c) liabilities set forth on Schedule 2.5.3 attached hereto.
                             --------------

          2.6  Execution and Performance of Agreement Causes No Violation.
               ----------------------------------------------------------
Neither the execution and delivery of this Agreement, nor the consummation or performance of any of the transactions contemplated hereby, will (a) contravene, conflict with or result (with or without notice or lapse of time) in a violation of (i) any of the provisions of the Articles or Certificates of Incorporation or the Bylaws of Seller, (ii) any resolution adopted by the Board of Directors or the shareholders of Seller; (b) to Seller's or Owners' knowledge, contravene, conflict with or result (with or without notice or lapse of time) in a violation of any federal, state, local, municipal, foreign or other law, statute, ordinance, rule, regulation, directive or other legal requirement or any order, judgment, injunction, ruling, decision, writ or sentence rendered by any Governmental Authority, including any law relating to the Business, including without limitation, zoning, building codes, antitrust, occupational safety and health, environmental protection, pollution control (including water, ground or air pollution), the use, handling generation, transportation, treatment, storage or disposal of Hazardous Materials, consumer product safety, product liability, hiring, wages, hours, collective bargaining and the payment of withholding and social security taxes ("Law") to which Seller, the Business or any of the
                        ---
Acquired Assets are subject; (c) except as set forth in Schedule 2.6,
                                                        ------------
contravene, conflict with or result (with or without notice or lapse of time) in a violation or breach of any of the provisions of, or give any Person the right (with or without notice or lapse of time) to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any material license, lease, agreement, commitment or contract constituting an Acquired Asset or Governmental Permit; or (d) result (with or without notice or lapse of time) in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired Assets.

          2.7  Inventory. Schedule 2.7 is an accurate and complete list of all
               ---------
inventory as of a date not earlier than five(5) business days prior to the date hereof. The inventory of Seller was acquired in the ordinary course of business and at prevailing prices. The inventory of Seller has been valued on the September 1996 Financial Statements, and will be valued on the Closing Balance Sheet, at cost or at market, whichever is lower, in accordance with GAAP. Except as set forth on Schedule 2.7 and with respect to certain inventory damaged in
                ------------
the recent flooding a portion or all of which is being or may be replaced by vendors as described in Schedule 2.7, all unmarketable, rejected, damaged or
                        ------------
obsolete inventory has been written off. Inventory is stored only at Seller's Warehouse Facility and no distribution facility or other warehouse facility is used in connection with the Business and no Inventory is or has been at any time stored in any off-site facility. Schedule 2.7 lists all items of inventory damaged in the recent flooding in Milwaukee and provides Seller's reasonable, good faith estimate of the total aggregate loss on such inventory. Seller and Owners agree to assign and to promptly deliver to Buyer any insurance proceeds paid to Seller or Owners on account of the flooding with respect to damage to the Inventory or to the Owned Real Property and any insurance proceeds paid under Seller's business interruption policy coverage on account of such flooding.

          2.8  Accounts Receivable. Schedule 2.8 is a complete and accurate list
               -------------------  ------------
of all accounts receivable as of a date not earlier than five (5) business days prior to the date hereof which shall be updated as of a date no earlier than two business days prior to Closing. Seller's accounts receivable (i) have arisen in the ordinary course of business of Seller; (ii) represent valid obligations due to Seller, enforceable in accordance with their terms; (iii) subject only to reserves for bad debts and subject to customer trade discounts consistent with past practice, have been collected or are expected to be collected in the ordinary course of business of Seller in the aggregate recorded amounts thereof in accordance with their terms; and (iv) are not expected to be subject to any recoupments, set-offs or counterclaims, except as allowed in clause (iii).


          2.9  Vendor Agreements. Schedule 2.9 is a complete and accurate list
               -----------------
of all written vendor agreements to which Seller is a party (respectively, the "Vendor Agreements") relating to the Business. There have been made available to
 -----------------
Buyer and its representatives true and complete copies of all written Vendor Agreements including all amendments thereto. Except as set forth on Schedule
                                                                    --------
2.9, Seller is not a party to any written contract or agreement relating to the
---
purchase or sale of products produced, marketed or sold in connection with the Business. Except as set forth on Schedule 2.9, all Vendor Agreements are valid
                                 ------------
and binding on Seller and the other parties thereto. Schedule 2.9 indicates all rebate programs and price protection programs with active vendors and briefly describes the principal terms of such rebate programs and price protection programs. Except as set forth on Schedule 2.9, Seller is not in default in any
                                 ------------
material respect (including with respect to any limitation on Seller's right to solicit sales by mail, phone or online services) under any Vendor Agreement nor to the knowledge of Seller or Owners, are any other parties to any Vendor Agreement in default in circumstances under which such default or defaults, or any possible termination or nonperformance under such Vendor Agreements, could have a material adverse effect on the Business nor, to the knowledge of Seller or Owners, does any condition exist that with notice or passage of time or both would constitute a material default thereunder.

          2.10  Vendors, Distributors and Customers. Schedule 2.10 is a complete
                -----------------------------------  -------------
and accurate list of Seller's current suppliers and vendors of Inventory who are parties to oral agreements with Seller. Except as set forth on Schedule 2.10,
                                                               -------------
Seller is not in default in any material respect (including with respect to any limitation on Seller's right to solicit sales by mail, phone or online services) with any oral arrangements with any vendors. Except as shown on Schedule 2.10,
                                                                -------------
no vendor has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Seller or decreased materially, or threatened in writing to decrease or limit materially, its services, supplies or materials to Seller. To the knowledge of Seller and Owners, no vendor intends to decrease materially its services, supplies or materials to Seller. No sales to any one customer of the business accounts for more than 5% of the aggregate annual sales of the Seller, except as set forth on
Schedule 2.10. [Except as set forth in Schedule 2.10 and other] than purchase
-------------
orders Seller has no written contract with any customer or buying group. [Except as set forth in Schedule 2.10], Seller mails all customer orders directly to end-users and no distributor or distribution facilities are used in connection with the Business.

          2.11  Contracts and Other Agreements. Except for the contracts
                ------------------------------
(whether written or oral), agreements and other arrangements listed in Schedule
                                                                       --------
2.9 or Schedule 2.11, Seller is not a party to or otherwise bound by any of the
---    -------------
following relating to the Business: (a) distributor, supplier or vendor agreements, (b) customer contracts, including purchase orders, (c) contracts and other agreements with any labor union or association representing any employee relating to the Business, (d) contracts and other agreements with any Person to sell, distribute, advertise or otherwise market any of the products sold by Seller, (e) contracts and other agreements pursuant to which any Person is required to purchase or sell a stated portion of its requirements or output from or to another Person, (f) joint venture agreements, (g) contracts and other agreements which involve the payment or receipt of monies in the form of royalties; (h) contracts and other agreements with customers, distributors or suppliers for the rebating of charges or other similar arrangements, (i) contracts and other agreements relating to the acquisition by Seller of any operating business or the capital stock of any other Person, (j) material contracts and other material agreements not entered into in the ordinary course of business, (k) any financing agreement or other agreement or document evidencing outstanding loans or similar financial arrangements of the Seller, or
(l) any other contract or other agreement pursuant to which annual payments in excess of $5,000 per contract or agreement has been or may hereafter be required by such contract or agreement to be made (items (a) through (l) above, including those listed on Schedule 2.11, are collectively referred to as "Contracts").
                -------------                                   ---------
There have been made available to Buyer and its representatives true and complete copies of all of the Contracts set forth on Schedule 2.11. Except as
                                                     -------------
set forth on Schedule 2.11, all of such Contracts are valid and binding upon
             -------------
Seller and the other parties thereto. Except as set forth on Schedule 2.11,
                                                             -------------
Seller is not in default in any material respect under any such Contract, nor, to the knowledge of Seller or Owners, are any other parties to any such Contracts in default in circumstances under which such default or defaults, or any possible termination or nonperformance under such Contracts, could have a material adverse effect on the Acquired Assets or the Business nor, to the knowledge of Seller or Owners, does any condition exist that with notice or passage of time or both would constitute a material default thereunder.

          2.12  Mailing List Information. Schedule 2.12 lists (a) the total
                ------------------------  -------------
number of buyers in the aggregate who purchased products from Seller during the 12-month period prior to the Closing; (b) the total number of buyers in the aggregate who purchased products from Seller during the 13 to 24-month period prior to the Closing; (c) the total number of buyers in the aggregate who purchased products from Seller prior to the 24 months preceding the Closing; (d) for the periods listed in clauses (a), (b) and (c), the total number of buyers of computer related products and the total number of buyers of consumer electronic products for each such period and the total number of buyers whose purchases overlapped between computer related and consumer electronic products for each such period; (e) for the periods listed in clauses (a), (b) and (c), the total number buyers of Amiga products for each such period; (f) for the periods listed in clauses (a), (b) and (c), the total number of orders and shipments during each such period and the total number of orders and shipments for computer related, consumer electronic products and Amiga products for each such period; (g) the total size of Seller's mailing list as of July 31, 1997, identifying consumers, on the one hand, and government, education or business customers, on the other hand; (h) for the periods listed in clauses (a), (b) and (c), ship-to records in total for buyers of the Business; (i) for the periods listed in clauses (a), (b) and (c), the total number of catalogue requests for each such period; (j) for the periods listed in clauses (a), (b) and (c), the total number of multi-buyers whose most recent purchase occurred within each such period; (k) with respect to the information provided under clause (j), the total number of multi-buyers who purchased computer related products, the total number who purchased consumer electronic products, the total number whose purchases overlapped between computer related products and consumer electronic products and the total number who purchased Amiga products for each of the periods listed in clauses (a), (b) and (c); (l) the date on which Seller switched to the MACS System; (m) the total number of rental names mailed for each catalog mailing during the 12 months ended June 30, 1997 and the aggregate list rental expenses for each catalogue mailed during such period; (n) the average demand sales of the rental names for each catalog mailing during the 12 months ended June 30, 1997; (o) the ratio of shipped to demand sales for the 12 months ended June 30, 1997; (p) the percent of goods shipped that were returned for the 12 months ended June 30, 1997; (q) the demand sales for each catalog mailed during the 12 months ended June 30, 1997 and for these demand sales, by catalog, a total demand sales break-out between buyers who purchased only once in the 12 months ended June 30, 1997 and buyers who purchased two or more times during the year ended June 30, 1997. Seller and Owners have provided Buyer with a statistically valid sample of 10,000 names of 12 month buyers in order for Buyer to conduct an analysis with respect to customer overlap, among other things.

          2.13  Intellectual Property. In this Agreement, the term "Intellectual
                ---------------------                               ------------
Property" means all intellectual property and other proprietary rights owned by
--------
Seller as of the date hereof whether or not such property and other rights are currently used or held for use in connection with the Business, together with all rights, benefits and privileges pertaining thereto, all goodwill associated therewith, and all rights to causes of action or remedies related thereto (including the right to sue for past infringement or violation of rights associated with such Intellectual Property), whether or not owned, licensed or otherwise held, and includes the following: (a) fictitious business names, brand names, brand name applications, trade names, trade name applications and registrations, federal, foreign, state and common law trademarks, trademark applications and registrations, service marks and service mark applications and registrations, including Seller's "ComputAbility" trademark registered in Wisconsin and all pending applications, if any, for the mark and all common law rights in and to such mark (all of the foregoing in the preceding clause (a), the "Marks"); (b) trade secrets, know-how, confidential information, databases,
     -----
customer and mailing lists, technical information, proprietary information, recipes, formula and other process technology, plans, drawings, blue prints and other similar proprietary information ("Trade Secrets"); (c) trade dress,
                                        -------------
designs and models to the extent protectable under any intellectual property, unfair competition or other Law ("Designs"); (d) computer programs and content
                                  -------
and other computer software (including documentation and source code and object code for such programs and software) ("Software"); (e) federal and foreign
                                       --------
patents and patent applications ("Patents"); and (f) federal, foreign, state and common law copyrights in both published and unpublished works and copyright registrations ("Copyrights").
                ----------

               2.13.1  Marks
                       -----
                       (a) Title. Schedule 2.13.1(a) is a complete and accurate
                           -----  -----------------
listing of all Marks, separately identifying each Mark which has been registered and each Mark pending registration and its jurisdiction of registration, together with other relevant registration information. Except as set forth on
Schedule 2.13.1(a), to Seller's and Owners' knowledge, without investigation,
------------------
Seller is the sole and exclusive owner of all right, title and interest in and to each of the Marks, free and clear of all Encumbrances and other adverse claims and is free to convey all its rights to Buyer. Except as set forth on
Schedule 2.13.1(a), all the Marks owned by Seller which have been registered are
------------------
currently in compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes or actions that could fall due or occur within 90 days after the Closing. Neither Seller nor any Owner has licensed to or otherwise granted to third parties the right to use the Marks.

                       (b) Proceedings.  Except as set forth on Schedule
                           -----------                          --------
2.13.1(b), no Mark has been within the past two years or is now involved in any
---------
opposition, invalidation or cancellation proceeding nor, to Seller's or Owners' knowledge, is any such action threatened with respect to any of the Marks.

                       (c) Third Party Infringement.  To Seller's and Owners'
                           ------------------------
knowledge, except as set forth on Schedule 2.13.1(c), no Mark is infringed or
                                  ------------------
has been challenged or threatened in any way.

                       (d) Infringement by Seller. Except as set forth on
                           ----------------------
Schedule 2.13.1(d), to the knowledge of Seller and Owners, no Mark infringes or
------------------
is alleged to infringe any trade name, trademark or service mark of any third party.


               2.13.2  Trade Secrets. Schedule 2.13.2 is in all material
                       -------------
respects a complete list of all Trade Secrets of Seller. All documentation of each Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use by Buyer without reliance on the special knowledge or memory of others. Except as set forth in
Schedule 2.13.2, to Seller's and Owners' knowledge, Seller is the sole and
---------------
exclusive owner of each of the Trade Secrets, free and clear of any Encumbrances and other adverse claims and are free to convey all their rights to Buyer. All the Trade Secrets owned by Seller are, to Seller's and Owners' knowledge, presently valid and protectable, and, to Seller's and Owners' knowledge, are not part of the public knowledge or literature, nor have they been used, divulged or appropriated for the benefit of any past or present employees or other persons, or to the detriment of the Business. Schedule 2.13.2 lists any confidentiality
                                     ---------------
agreements or other agreements or procedures designed to protect the use, value and confidentiality of Seller's Trade Secrets, including without limitation, the use and access to Seller's mailing and/or customer lists.

               2.13.3  Patents. Seller has no right, title or interest in and to
                       -------
any Patents.

               2.13.4  Copyrights. Schedule 2.13.4 is a complete and accurate
                       ----------  ---------------
listing of all Copyrights that have been registered or are pending for registration. Except as set forth on

Schedule 2.13.4, Seller is the sole and exclusive owner of all right, title and
---------------
interest in and to each of the Copyrights free and clear of all Encumbrances and other adverse claims and is free to convey all its rights to Buyer. All the Copyrights listed on Schedule 2.13.4 which have been registered are currently in
                     ---------------
compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes or actions that could fall due or occur within 90 days after the Closing. To the knowledge of Seller and Owners, no Copyright owned by Seller has been infringed upon or has been challenged or threatened in any way. To the knowledge of Seller and Owners, none of the materials or subject matter of the Copyrights owned by Seller infringe or are alleged to infringe any copyright of any third party.

               2.13.5  Software. Schedule 2.13.5 is a complete and accurate
                       -------   ---------------
listing and summary description of all Software. Except as shown on Schedule
                                                                    --------
2.13.5 and subject to the rights of software vendors in the Software set forth
------
in that schedule: (i) Seller is the sole and exclusive owner of all right, title and interest in and to each of the Software free and clear of all Encumbrances and other adverse claims, or as to Software not owned by Seller, Seller has the right to use such Software in the manner currently used in the Business, and is free to convey all its rights to Buyer; (ii) to the knowledge of Seller and Owners, no Software is infringed or has been challenged or threatened in any way; and (iii) none of the Software infringe or are alleged to infringe the rights of any third party.

          2.14  Licenses.  Schedule 2.14 contains a complete and accurate list
                --------   -------------
and summary description of all unexpired agreements, licenses, contracts or similar arrangements pursuant to which Seller holds rights to Intellectual Property ("Licenses"). Except as indicated in Schedule 2.14, Seller has the
           --------                           -------------
exclusive, unrestricted right to use the Intellectual Property subject to the Licenses in the manner currently used in the Business and is free to transfer, assign and convey the rights thereunder to Buyer. Each of the Licenses is valid and binding on Seller. Seller is not in default in any material respect under any License, nor to the knowledge of Seller or Owners, is any other party to any License in default thereunder in any material respect, nor to the knowledge of Seller or Owners, does any condition exist that with notice or passage of time or both would constitute a material default thereunder. Seller has provided Buyer with true and correct copies of all Licenses.

          2.15  Other Representations with Respect to the Intellectual Property.
                ---------------------------------------------------------------
Except as otherwise set forth herein:

                    (a) Seller owns and has the exclusive right to use, sell, license and dispose of or bring actions for infringement of the Intellectual Property, subject to any limitations with respect to Intellectual Property subject to Licenses.

                    (b) Seller has taken all reasonable security measures to protect the value of the Intellectual Property.

                    (c) To the knowledge of Seller and Owners, no shareholder, no past or present employee or officer or director of Seller, or independent contractor of Seller who has performed services relating to the Business, holds (or upon assignment and transfer of the

Intellectual Property at Closing, will hold) any right, title or interest, directly or indirectly, in whole or in part, in and to any of the Intellectual Property.

          (d) There are (and upon assignment and transfer of the Intellectual Property at Closing, will be) no royalties, fees or other payments payable by Seller to any person by reason of the ownership, use, license, sale or disposition of any Intellectual Property other than fees or payments that are due and payable as of the Closing Date in order to prosecute applications or maintain registrations.

          (e) For purposes of this Agreement, "use," with respect to Intellectual Property, includes make, reproduce, display or perform (publicly or otherwise), prepare derivative works based on, sell, distribute, disclose and otherwise exploit such Intellectual Property and products incorporating or subject to such Intellectual Property.


          2.16  No Finders' and Brokers' Fees.
                -----------------------------

          Neither Seller nor any of its representatives, has taken any action that would cause any other parties hereto to have any obligation or liability to any Person for any finders' fees, brokerage fees, agents' commissions, or like payments in connection with the transactions contemplated hereby.

          2.17  Consents to Assignment.
                ----------------------

          Schedule 2.17 is a complete and accurate list of all consents,
          -------------
approvals and other actions of any third party, including any Governmental Authority, required to be obtained to convey, assign, transfer and sell to Buyer each and every Acquired Asset (including each license, lease, agreement, commitment, contract or Governmental Permit constituting an Acquired Asset) ("Consents").
----------

          2.18  Fixed Assets
                ------------

          .  Schedule 2.18 is a complete and accurate list of all Machinery and
             -------------
Equipment, Furniture and Fixtures and all Equipment Leases. All Machinery and Equipment and Furniture and Fixtures is owned by Seller, except for Machinery and Equipment or Furniture and Fixtures, subject to any Lease identified in

Schedule 2.18.  The amounts shown for the Machinery and Equipment owned by
-------------
Seller on the September 1996 Financial Statements do not in any case exceed the cost of the same to Seller, less any previous write-downs, and less depreciation determined in accordance with generally accepted accounting principles, consistently applied. Seller has not written up the value of any such Machinery and Equipment.

          2.19  No Proceedings
                --------------

          .  Except as set forth in Schedule 2.19, there is no claim, lawsuit,
                                    -------------
litigation, arbitration, governmental or administrative enforcement action or inquiry or any investigation ("Proceeding") pending or, to the knowledge of
                               ----------
Seller or Owners, threatened against Seller relating to the Business. Seller is not subject to any judgment, order or decree entered in any Proceeding which has had or may have, if adversely determined, a material adverse effect on the Acquired Assets or their operation or use.

          2.20  Governmental Permits.
                --------------------

          [To the knowledge of Seller and Owners Schedule 2.20 is a complete and
                                                 -------------
accurate list of all material Governmental Permits together with such material licenses, permits, approvals, authorizations, applications, and registrations from or with any Governmental Authority as would constitute Governmental Permits but for the fact that their transfer is not permitted by Law ("Governmental
                                                               ------------
Authorizations").  All Governmental
--------------

Permits are (or on the Closing Date will be) in full force and effect. No material violation of any Governmental Permit has occurred and is continuing, and no Proceeding is pending or, to the knowledge of Seller, threatened relating to the revocation or limitation of any Governmental Permit.]

          2.21  Insurance.
                ---------

          Schedule 2.21 lists all insurance policies of fire, liability,
          -------------
workers' compensation and other forms of insurance owned or held by Seller related to the Business, and identifies the policy numbers, premiums and coverage limits of each. Such policies are in full force and effect as of the date hereof and all premiums due thereon have been paid. There are no notices of any pending or threatened termination or premium increase with respect to any insurance policy. Seller has delivered true and complete copies of all insurance policies to Buyer. Schedule 2.21 provides a summary of the loss
                              -------------
experience under each policy. No insurance coverage (except with respect to deductibles) is maintained through self-insurance. Seller maintains insurance in amounts and with coverage customary for companies in a similar business or owning similar assets.

          2.22  Taxes
                -----

          .  Except as set forth in Schedule 2.22, (a) the Seller has paid all
                                    -------------
applicable federal, state. local and foreign income and franchise taxes and all social security, wage withholding, excise, real property, personal property, customs duties, business, occupation, withholding, sales, use or similar taxes and all other taxes of any kind whatsoever, together with any related penalties, additions to tax and interest charges (collectively, "Taxes") required to be paid through the date hereof, whether or not such Taxes were shown or required to be show on any Tax Return (as defined below); (b) to Seller's and Owners' knowledge, the Seller has timely filed all tax returns (including information returns and reports) ("Tax Returns") required to be filed by each of them on or before the date hereof and all such Tax Returns are correct and complete in all material respects; (c) all deficiencies in Taxes asserted or assessments made as a result of any audits or examinations of Tax Returns have been paid in full;
(d) no audits or examinations of Tax Returns are in progress as of the date hereof, and neither the Seller nor the Owners have received notice of any audits of Tax Returns; (e) there are no liens or other security interests on any of the assets of Seller or the Owners that arose in connection with any failure (or asserted failure) to pay any Tax; and (f) to Seller's and Owners' knowledge, no extension of time with respect to any date on which any Tax Return was or is to be filed by the Seller is in force, and no waiver or agreement by the Seller for the extension of time for the assessment or payment of any Tax is in force. All Taxes that Seller was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority. Except as disclosed on Schedule 2.22, there are no Proceedings now
                                   -------------
pending against Seller with respect to any Taxes, nor are there any matters under discussion between any Seller and any Governmental Authority relating to Taxes, nor are there any claims by any Governmental Authority for additional Taxes relating to the Acquired Assets. Seller has had in effect a valid election to be treated as an S-corporation for federal and corresponding state tax purposes for all taxable years beginning with its taxable year ended [
]. Seller files sales or use tax returns only in the State of Wisconsin. No claim has ever been made by any authority in any jurisdiction where Seller does not file Tax returns that it is or may be subject to taxation (including taxation with respect to sales and use taxes) in that jurisdiction however, Seller has received nexxus questionnaires or similar correspondence relating to the liability or potential liability of Seller for sales Taxes from certain jurisdictions. Seller does not own or lease any real property located in any state other than the State of Wisconsin. Except for the printing and mailing of catalogues and inventory to customers/end-users, Seller has no business activity in any state other than Wisconsin (except for payment of unemployment compensation premiums in the State of Illinois) and no employee of Seller, or consultant or independent contractor engaged by Seller, provides services to or on behalf of Seller in any state other than Wisconsin. Seller has provided Buyer with true and correct copies of all nexxus questionnaires or similar correspondence relating to the liability or potential liability of Seller for state Taxes Seller has received from any jurisdiction within the last 5 years. Schedule 2.22 lists all jurisdictions from which Seller has received
         -------------
such correspondence in the last 5 years.


          2.23  Real Property
                -------------

               2.23.1  Generally
                       ---------

          . All real property relating to or used in connection with the business of Seller (the "Real Property") is either owned by the Seller (the
                         -------------
"Owned Real Property") or leased by the Seller from Owners (the "Leased Real
--------------------                                             -----------
Property").  Schedule 2.23.1 contains the address of the Real Property.  Seller
--------     ---------------
has good and marketable title in fee simple to the Owned Real Property, and good title to the leasehold interests in the Leased Real Property, all free of Encumbrances except as shown on Schedule 2.23.1. None of the Encumbrances
                                ---------------
listed on Schedule 2.23.1 impairs the right of Seller to use any of the Real
          ---------------
Property for the operation of the business of Seller as presently conducted.

               2.23.2  Improvements
                       ------------

          . Neither Seller nor any Owner is aware of any material defects in any of the improvements located on the Real Property, with respect to (i) the facilities, (ii) the structural elements and roofing thereof (except for what Seller believes to be minor leaks in the roof of the Owned Real Property), (iii) the mechanical and electrical systems therein (including the heating, cooling, ventilation, air circulation, plumbing, electrical, security, utility and sprinkler system, if any exist in any of the Improvements), and (iv) the roadways, parking areas and loading areas on the Real Property.

               2.23.3  Leases
                       ------

          .  Schedule 2.23.3 sets forth a complete and accurate list of each
             ---------------
lease relating to the Real Property ("Real Property Leases") including, with
                                      --------------------
respect to each, the expiration date and all rents required thereunder. Each Real Property Lease is in full force and effect in accordance with its terms and no event has occurred and no condition exists which constitutes, or with notice or lapse of time or both would constitute, a default by Seller or any other party thereto. Seller does not sublease any part of the Real Property to any party.

               2.23.4  Compliance with Land Use Laws and Regulations
                       ---------------------------------------------

          . The land use and related Laws applicable to the Real Property as currently in effect, including zoning and subdivision laws and ordinances applicable to the Real Property, allow the improvements currently located thereon to be operated, occupied, and maintained in accordance with the current use of such improvements and permit after the Closing the ongoing conduct of the business in the same manner as currently conducted. Except as shown on Schedule
                                                                        --------
2.23.4, neither Seller nor any Owner has been served with any documents
------
commencing any condemnation, zoning or other land-use regulation Proceeding, nor to the knowledge of Seller or any Owner is any such Proceeding being threatened, that would adversely affect the use, occupancy, operation or value of the Real Property, nor has Seller or Owners received notice of any special assessment or similar proceedings affecting the Real Property.

               2.23.5  Utilities
                       ---------

          . All water, sewer, gas, electricity, telephone and other utilities serving the Real Property are supplied directly to the Real Property by facilities of public utilities and the cost for installation of such utilities has been fully paid.


          2.24  Employees
                ---------

          .  Attached hereto as Schedule 2.24 is the following information for
                                -------------
each employee of Seller: (a) name, (b) title, (c) description of duties, (d) annual compensation (showing all bonus payments and commission based compensation separately), and (e) accrued and unpaid vacation time as of the date hereof. All compensation other than base salary, commissions and paid vacation time, if any, including, without limitation, compensation in the form of bonuses (both annual and special) are purely discretionary on the part of Seller, and Seller is not bound or obligated pursuant to any contract, agreement, arrangement or commitment of any type, whether written or oral, to make any such payments. Seller has provided Buyer with true and correct copies of all employment policies and manuals, including vacation policies.

          2.25  Employee Benefit Plans
                ----------------------

          .  Except as set forth in Schedule 2.25 attached hereto, Seller does
                                    -------------
not maintain or contribute to, nor within the preceding six years has maintained or contributed to (a) any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) any employee welfare benefit plan as defined in Section 3(1) of
  -----
ERISA, (c) any other profit sharing, pension, deferred compensation, bonus, stock option, stock purchase, severance, incentive, fringe benefit, vacation, paid holidays, personal leave, employee discount, educational benefit or similar plan, program, agreement, policy, arrangement or understanding, written or unwritten, or (d) any employment agreement (collectively, "Employee Benefit
                                                           ----------------
Plans") (all Employee Benefit Plans Seller maintains or contributes to, or has
-----
previously maintained or contributed to, are collectively referred to as "Seller
                                                                          ------
Employee Benefit Plans").  Seller has not maintained or made contributions to
----------------------
any multi-employer plan as defined in Section 3(37) of ERISA or any plan subject to the provisions of Section 302 or title IV of ERISA. Seller Employee Benefit Plans have been operated in all material respects in accordance with their terms and applicable law (including the requirements of Section 401(a) of the Internal Revenue Code, as amended, with respect to plans intended to be qualified thereunder). Seller does not provide, and has not provided, medical or other welfare benefits for persons who are not active employees of the Seller, or the dependents thereof. Seller has never been part of any group which would constitute one employer under subsections (b), (c), (m) or (o) of Section 414 of the Internal Revenue Code, as amended, which has any members other than Seller. Seller has provided Buyer with true and correct copies of all Seller Employee Benefit Plans which are currently in effect. Schedule 2.25 lists the
                                              -------------
contribution to Seller's 401(K) Plan scheduled to be made prior to closing or required to be made in connection with the transaction contemplated herein.

          2.26  Labor Matters
                -------------

          .  Except as set forth in Schedule 2.26, (a) the Business is operating
                                    -------------
and has been operated in compliance in all material respects with all applicable Laws relating to the Business respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act ("IRCA"), the Worker Adjustment and
                                     ----
Retraining Notification Act of 1988 ("WARN Act"), any
                                      --------
such applicable Laws respecting employment discrimination, equal opportunity, employee privacy, wrongful or unlawful termination, workers' compensation, occupational safety and health requirements, labor/ management relations and unemployment insurance, or related matters, and Seller is not engaged in and have not engaged in any unlawful practice relating to the Business under such applicable Laws or in any unfair labor practice relating to the Business; (b) no Governmental Authority has given Seller or any Owner notice regarding any pending investigation or review by or before any Governmental Authority concerning or requesting in writing Seller to explain any possible conflicts with or violations of any such Laws relating to the Business by Seller or in connection with the operation of the Business, nor, to the knowledge of Seller or Owners, is any such investigation threatened or pending, nor, to the knowledge of Seller or Owners, has any such investigation occurred during the last two years; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Seller and Owners, threatened against or affecting the Business, and Seller has not experienced any work stoppage or other material labor difficulty relating to the Business in the last two years;
(d) to the knowledge of Seller and Owners, no union representation question or union organizational activity exists respecting employees and no one has petitioned within the last two years, and no one is now petitioning, for union representation of any employees; (e) there exists no collective bargaining agreement or other contract or agreement relating to the Business with any labor union or association representing any employee, and no collective bargaining agreement affecting employees is currently being negotiated; (f) Seller is in full compliance with all obligations under all Seller Employee Benefit Plans and is not delinquent in payments to any employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them relating to the Business or amounts required to be reimbursed to such employees; and (g) in the event of termination of the employment of any employee, neither Seller nor Buyer will, pursuant to any Law, any agreement or by reason of anything done prior to the Closing by Seller be liable to any employee for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits. Except as set forth in Schedule 2.18, there are no pending
                                           -------------
or, to the knowledge of Seller and Owners, threatened Proceedings of any nature
(i) under or alleging violation of IRCA, WARN or any Law respecting employment discrimination, equal opportunity, affirmative action, employee privacy, wrongful or unlawful termination, workers' compensation, occupational safety and health requirements, labor/management relations (including any grievances or arbitration proceeding arising out of or under any collective bargaining agreements) and unemployment insurance, or matters involving any employee; (ii) relating to alleged unlawful employment practices or unfair labor practices involving any employee (or the equivalent thereof under any Law); or (iii) relating to alleged breaches of any of any Seller Employee Benefit Plan.


          2.27  Hazardous Materials
                -------------------

          Without limiting the representations and warranties contained in
Section 2.4 or elsewhere herein:
-----------

               2.27.1  Use, Storage, Disposition of Hazardous Materials
                       ------------------------------------------------

          .  Except as set forth in Schedule 2.27.1, (i) neither Seller nor, to
                                    ---------------
the knowledge of Seller and Owners, any other Person has ever caused or permitted any Hazardous Materials to be disposed of, or released on, under, at, within, or about, the Real Property or any part thereof, (ii) neither the Real Property nor any part thereof has ever been used (whether by Seller or, to the knowledge of Seller and

Owners, by any other Person) for activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Materials,
(iii) no condition has occurred or exists at the Real Property and neither Seller, Owners nor, to the knowledge of Seller and Owners, any other Person has knowledge of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that could cause the Real Property or any part thereof or any other Acquired Asset to be subject to any cleanup or significant restrictions on the ownership, occupancy, transferability or use of the Real Property under any Hazardous Materials Laws and (iv) Seller has not transported or disposed of, or arranged for transport or disposal of any Hazardous Material from the Real Property to any other location.

               2.27.2  Asbestos; PCBs; Underground Tanks
                       ---------------------------------

          .  Except as set forth in Schedule 2.27.2, neither Seller nor, to the
                                    ---------------
knowledge of Seller and Owners, has any other Person ever caused or permitted to be located on the Real Property any friable asbestos, any urea formaldehyde foam insulation or any transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million or any underground tanks.

               2.27.3  Environmental Litigation
                       ------------------------

          .  Except as set forth in Schedule 2.27.3 attached hereto, no
                                    ---------------
Proceeding has been brought or threatened against the Real Property or Seller or any Affiliate of Seller, in connection with any Acquired Assets or the Business, nor have any settlements been reached by or with any party or parties, public or private, relating to nuisance, trespass damage, contribution, cost recovery, compensation, contamination, cleanup, loss or injury resulting from any Hazardous Materials, or directly or indirectly arising out of or attributable to their use, generation, storage, release, threatened release, discharge, transportation or disposal on, under, or from the Real Property or any other Acquired Asset.

               2.27.4  Compliance
                       ----------

          .  Except as set forth on Schedule 2.27.4, Seller is and has at all
                                    ---------------
times been in compliance with all applicable Hazardous Material Laws and all enforcement, cleanup, removal and other actions by Governmental Authorities instituted, completed or, to the knowledge of Seller and Owners, threatened pursuant to any Hazardous Materials Laws, and Seller has made available to Buyer and its representatives all documents related to such actions.

               2.27.5  Hazardous Materials and Hazardous Materials Laws
                       ------------------------------------------------
Definitions
-----------

             In this Agreement, the term "Hazardous Materials" includes any
                                          -------------------
pollutant, contaminant, flammable explosives, radioactive, hazardous, toxic or dangerous substances, materials or wastes or related materials and any other chemicals, materials or substances which are identified, defined or regulated, pursuant to any applicable Hazardous Material Laws, or the release, discharge or exposure to which is prohibited, limited or regulated, by any Governmental Authority under Hazardous Materials Laws in effect at or prior to Closing and any petroleum, waste oil and petroleum by-products, asbestos in any form, and urea formaldehyde. In this Agreement, "Hazardous Materials Laws" means the
                                        ------------------------
Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. Section 9601 et seq.); the Federal Water Pollution Control
                                -- ---
Act, 33 U.S.C. Section 1251 et seq.; the Hazardous Materials Transportation Act
                            -- ---
(49 U.S.C. Section 1801 et seq.); Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); any so-called "Superfund" or "Superlien" law; and any other

Law regulating, relating to or imposing liability or standards of conduct, concerning protection of human health or safety or the environment.


          2.28  Affiliates and Joint Ventures
                -----------------------------

          .  Except as shown on Schedule 2.28, and except with respect to the
                                -------------
ownership of less than 1% of the publicly traded capital stock of a company, Owners do not own or hold of record or beneficially any shares of any class in the capital of any corporation, or have any investments in joint ventures which conducts business that is related to or otherwise competitive with the Business. Seller does not own or hold of record or beneficially any shares of the capital of any corporation or any legal or beneficial interest in any partnership, business trust or any other unincorporated trade or business enterprise.

          2.29  Condition of Certain Assets
                ---------------------------

          . The Machinery and Equipment, the Furniture and Fixtures, and all personal property subject to any lease are in all material respects in good operating condition and repair, ordinary wear and tear excepted.

          2.30  Assets Sufficient for Conduct of Business
                -----------------------------------------

          .  Except as set forth on Schedule 2.30, the Acquired Assets are
                                    -------------
substantially all of the assets used by Seller in conducting the Business, and are sufficient to conduct the Business as currently conducted.

          2.31  Investment Representation
                -------------------------

          . Seller is acquiring the Parent Stock for its own account and not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution thereof. Seller and Owners understand that the Parent Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the
              --------------
registration requirements thereof which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations set forth in this Section 2.31. Seller and Owners understand
                                  ------------
and agree not to transfer or dispose of any Parent Stock other than pursuant to an effective registration under the Securities Act unless and until (i) Seller and/or Owners have notified Buyer in writing of the proposed disposition of the Parent Stock and (ii) if requested by Buyer, an opinion of counsel that the proposed transfer may be consummated without registration under the Securities Act. Seller and Owners have available to them all reports filed by Parent with the Securities and Exchange Commission. Each of Seller and each Owner has relied solely on its own investigations in making a decision to accept part of the Purchase Price in the form of Parent Stock and neither Seller nor Owners has received any representation from Parent (including any representation regarding the expected future performance of Parent), from Buyer or from any of the directors, employees Affiliates, agents or representatives of each except as expressly set forth in this Agreement.

          2.32  Documents Delivered
                -------------------

          . Each copy or original of any Contract delivered to Buyer which constitutes an Acquired Asset, whether delivered before or after the execution of this Agreement, is in fact what it is purported to be by Seller and has not been amended, canceled or otherwise modified.

          2.33  Material Misstatements or Omissions
                -----------------------------------

          . No representation or warranty by Seller or Owners contained in this Agreement or the schedules attached hereto, and no document or certificate furnished or to be furnished to Buyer in connection herewith or with the transactions contemplated hereby, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements of fact contained herein or therein not misleading.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT
               --------------------------------------------------

     Each of Buyer and Parent jointly and severally represent and warrant to Seller and Owners as of the date of the signing hereof and as of the Closing Date (except that those representations and warranties which are stated as of a specific date shall, on the date of the signing and on the Closing Date, be true and correct as of said specified date) as follows:


          3.1  Organization and Good Standing
               ------------------------------

          . Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and Parent is qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or authorization is required by law and which failure so to qualify or be authorized would have a material adverse effect on the respective business or properties of Buyer or Parent.

          3.2  Authority
               ---------

          Each of Buyer and Parent has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being and has been conducted. The execution and delivery of this Agreement by Buyer and Parent and the performance by Buyer and Parent of the transactions contemplated by this Agreement have been duly authorized by the respective Boards of Directors of each of Buyer and Parent, and no other corporate action on the part of Buyer or Parent is necessary to authorize this Agreement and the performance of such transactions. This Agreement and all agreements contemplated by or required under this Agreement have been duly executed and delivered by each of Buyer and Parent and constitute the legal, valid and binding obligation of each of Buyer and Parent, enforceable against each in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Each of Buyer and Parent has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and all agreements contemplated by or required under this Agreement and to perform their respective obligations hereunder.

          3.3  No Finders' and Brokers' Fees
               -----------------------------

          Buyer and Parent agree to indemnify Seller and Owners against any loss or liability to any Person for any finders' fees, brokerage fees, agents' commissions, or like payments incurred by Buyer or Parent in connection with the transactions contemplated hereby.

          3.4  Execution and Performance of Agreement Causes No Violation
               ----------------------------------------------------------

          Neither the execution and delivery of this Agreement and the agreements contemplated by or required under this Agreement, nor the consummation or performance of any of the transactions contemplated hereby or thereby, will (a) contravene, conflict with or result (with or without notice or lapse of time) in a violation of (i) any of the provisions of the Certificate of Incorporation or the Bylaws of Buyer or Parent, (ii) any resolution adopted by the Board of Directors or the shareholders of Buyer or Parent; or (b) contravene, conflict with or result (with or without notice or lapse of time) in violation of any Law to which Buyer or Parent is subject.

          3.5  Material Misstatements or Omissions
               ----------------------------------
          No representation or warranty by Buyer or Parent contained in this Agreement or the schedules attached hereto, and no document or certificate furnished or to be furnished to Seller in connection herewith or with the transactions contemplated hereby, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements of fact contained herein or therein not misleading.


                                   ARTICLE IV

                          CERTAIN COVENANTS OF SELLER
                          ---------------------------

     Seller hereby affords Buyer the following affirmative and negative covenants, thereby agreeing to do or not to do, the following:

          4.1  Conduct of Business.
               -------------------

               4.1.1  Diligent Conduct
                      ----------------

          From the date of this Agreement through the Closing Date, Seller shall (i) conduct its business diligently and in the ordinary course, (ii) use its best commercially reasonable efforts to preserve intact its business, vendor and marketing organization, (iii) make reasonable efforts to retain in its employ all of its key employees, (iv) use its best efforts to preserve its relationships with its suppliers, customers, vendors and others having business relations with it, (v) use its best efforts to maintain all Machinery and Equipment in good operating condition and repair and (vi) maintain the confidentiality of its Trade Secrets including, without limitation, its mailing and customer lists. Without limiting the generality of the foregoing, Seller shall not, without the prior written consent of Buyer, (a) enter into any transaction not in the ordinary course of business; (b) make or permit any change in accounting methods or practices (including, but not limited to, any change in depreciation or amortization policies or rates) except as contemplated by this Agreement; (c) make or permit any re-evaluation of any of the Acquired Assets; (d) make or permit any cancellation of any debts, claims or enter into contracts, except in the ordinary course of business and consistent with past practices; (e) make or permit any other event or condition of any character which may have a material adverse effect on any Acquired Asset or Buyer's use thereof after Closing; or (f) enter into any agreement, in writing or otherwise, to do any of the things described in any of (a) through (e).

               4.1.2  Properties and Assets
                      ---------------------

          From the date hereof through the Closing, neither Seller nor any shareholder shall, without the prior written consent of Buyer, (i) sell, transfer or encumber or agree to sell, transfer or encumber any shares of capital stock of Seller (ii) sell, transfer or encumber or agree to sell, transfer or encumber all or any part of the assets of Seller, other than in the ordinary course of business as previously conducted or (iii) merge or agree to merge or consolidate or enter into any business combination transaction with any other entity.

               4.1.3  Contracts
                      ---------

          From the date hereof through the Closing, Seller shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld), amend or terminate any Contract to which it is a party or enter into or become a party to any Contract which would have a material adverse effect on the Business or the Acquired Assets.

               4.1.4  Insurance
                      ---------

          From the date hereof through the Closing, Seller shall continue in force in all material respects all insurance currently maintained (or substantially comparable coverage) relating to the Business.

               4.1.5  Compensation and Hiring of Employees
                      ------------------------------------

          From the date hereof through the Closing, without the prior consent of Buyer, Seller shall not grant any increase in the rates of pay of employees of Seller, or grant any increase in the benefits under any bonus or pension plan or other contract or commitment, or increase the compensation payable or to become payable to employees or agents, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such employees or agents and shall not pay to any party any consulting fees or other similar payments or fees. Without the prior consent of Buyer Seller shall not hire any new employees prior to the Closing. Notwithstanding the foregoing, Buyer acknowledges and agrees that Seller may make any schedule contribution to its 401k Plan; provided such contribution is made in the ordinary course and consistent with past practice and any other contribution required to be made by Seller to its 401(k) Plan in connection with the termination of said Plan both as set forth on Schedule 2.25.
                -------------

               4.1.6  Dividends
                      ---------

          Seller shall not declare or pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of, any shares of its capital stock, or issue, purchase, redeem or acquire for value any shares of its capital stock, except as contemplated in Section 5.1.
                                                           -----------


          4.2  Access and Information
               ----------------------

          Prior to the Closing, Seller shall afford to Buyer and Buyer's counsel, accountants and other representatives, reasonable access to all of its properties, books, contracts and records and any records concerning Seller maintained and accumulated by its counsel, accountants and other representatives, and furnish such persons with all information, including copies of books, contracts and records, concerning its affairs which such persons may request, and otherwise supply any and all information necessary for Buyer to complete its due diligence review.


          4.3  Certain Provisions Relating to Employees.
               ----------------------------------------

               4.3.1  Transfer of Employees to Buyer
                      ------------------------------

          (a) Termination By Seller.  At the Closing, Seller shall take all such
              ---------------------
action or actions necessary to terminate all employees of Seller who accept Buyer's offer of employment effective as of the Closing.

          (b) Hire By Buyer.  Buyer shall offer at-will employment to all
              -------------
employees of Seller. As of the Closing Date, Buyer shall hire all of Seller's employees who accept Buyer's offer of employment (the "Retained Employees"). Each position for
                                         ------------------
which Buyer hires a Retained Employee shall (i) be on an at-will employment basis and shall initially have substantially equivalent responsibilities, subject to change by Buyer in its sole discretion, as such Retained Employee has under his or her employment as of the date hereof; and (ii) provide compensation substantially equivalent to such employee's compensation as of the date hereof. Buyer shall deliver Schedule 4.3.1(b) to Seller listing the Retained Employees
                    -----------------
at least two (2) days prior to Closing, which list is expected only to exclude those employees of Seller who do not accept Buyer's offer of employment.


               4.3.2  Effect of Hire by Buyer
                      -----------------------

          As to any employee of Seller who accepts an employment offer from Buyer, nothing in this Agreement shall (a) confer upon such employee the right to remain an employee of Buyer or the right to restrain Buyer from changing the terms and conditions of employment, including, without limitation, the responsibilities and/or compensation of any such employee at any time or (b) obligate Buyer to assume any Liability Seller may have to such employee under any of the Seller Employee Benefit Plans.

               4.3.3  Certain Liabilities of Seller with respect to Employees
                      -------------------------------------------------------

          (a) Employee Benefit Plans.  Seller shall be responsible for all
              ----------------------
Liabilities arising under the Seller Employee Benefit Plans, and for benefits payable with respect to disabilities, injuries or illness incurred by any person prior to the date on which such employee is hired by Buyer, whether or not claim is made for such benefits prior to such date. Seller shall be responsible for any and all Liability, regardless of when incurred, under Section 4980B of the Internal Revenue Code of 1986, as amended, for employees and their "qualified beneficiaries" (as defined in such Section 4980B) under any of the Seller Employee Benefit Plans.

          (b) Employment Contracts.  Seller shall be responsible for any
              --------------------
liability for any employment contract or employment contractual obligations with respect to any employees entered into prior to the Closing, whether or not such employees are hired by Buyer.

          (c) Severance Pay.  Seller shall be responsible for severance pay and
              -------------
similar obligations, if any, payable under the Seller Employee Benefit Plans or otherwise arising from the termination by Seller of employees whether or not hired by Buyer.

          4.4  Compliance with Laws Related to Employees
               -----------------------------------------

          As to all employees, Seller shall be responsible for complying with all obligations and Liabilities arising under (a) COBRA (including providing adequate notice and maintaining insurance for those employees electing to maintain insurance coverage), (b) the WARN Act and (c) any comparable state law (including providing timely notice of termination). Seller shall provide WARN Act notices, if applicable, to all employees; provided that Seller shall have
                                              -------- ----
first provided a copy of such notices to Buyer.

          4.5  Nondisclosure of Confidential Information
               -----------------------------------------

          From and after the Closing, Seller and each Owner agree not to divulge or communicate to the detriment of Buyer or its Affiliates or for the benefit of any other Person or misuse in any way, any confidential information or trade secrets relating to the Acquired Assets or the Business including know-how, customer lists, financial and other business information; provided that the
                                                               -------------
foregoing obligations
do not apply to the extent that (a) such information is in the public domain or
(b) disclosure is necessary in connection with compliance with any Laws.

          4.6  Injunctive Relief
               -----------------

          Seller and Owners acknowledge that the remedy at law will be inadequate for any breach or threatened breach of the covenant contained in Sections 4.5, and that any breach of such covenants would cause such immediate
------------
and permanent damages as would be impossible to ascertain. Accordingly, Seller and Owners agree and consent that in the event of any such breach or threatened breach of such covenants by any of them, in addition to any and all legal and equitable remedies available to Buyer for such breach, Buyer shall be entitled to obtain preliminary or permanent injunctive relief without the necessity of proving actual damages by reason of such breach and, to the extent permitted by law, a temporary restraining order (or similar procedural device) may be granted immediately upon the commencement of such action.

          4.7  Real Property Purchase
               ----------------------

               4.7.1  Title
                      -----

          As soon as practicable, but not later than _____ days after execution of this Agreement, Seller will make available to Buyer the following documents for prompt review by Buyer:


          (a) a current preliminary title report on the Owned Real Property, and to the extent reasonably available, on the Warehouse Facility, issued by a nationally recognized title insurance company selected by Buyer ("Title
                                                                  -----
Company") (responsibility for promptly ordering the same being Buyer's), accompanied by copies of all substantive documents referred to in the reports (collectively, the "Preliminary Reports"), and together with an ownership
                    -------------------
search; and

          (b) copies of all existing and proposed easements, covenants, restrictions, agreements or other documents which affect title to the Real Property in Seller's possession or control and which are not disclosed by the Preliminary Reports.


               4.7.2 Survey
                     ------

          Seller shall cooperate with Buyer as may be necessary or
appropriate to obtain, as soon as practicable, an A.L.T.A. survey of each of the Owned Real Property as Buyer may reasonably require, prepared by a surveyor or civil engineer acceptable to Buyer (collectively, "Surveys"). Such Surveys
                                                   -------
shall be prepared, at Buyer's expense, in accordance with applicable ALTA standards and shall be certified to both Buyer and Title Company with copies provided to Seller.

               4.7.3 Objections to Title
                     -------------------

          Buyer shall give Seller notice:  (a) as soon as practicable, but not later than ten business days after its receipt of the last of the documents described in Section 4.8.1 and Section 4.8.2, and (b) within five business days
             -------------     -------------
of any new exceptions to title identified by Title Company which were not disclosed by the Preliminary Reports, including, without limitation, any new exceptions added in response to the delivery of the Surveys ("Additional Title
                                                              ----------------
Exceptions"), whether any Material Title Defects exist which are not capable of
----------
being removed promptly. Seller shall commence to use its best commercially reasonable efforts to remove promptly all Material Title Defects which, in Seller's reasonable good faith judgment are capable of being so removed. The term "Material Title
                                                              ---------------
Defects" means, in respect of any Real Property or any estate or interest
--------
therein, any encumbrances or exceptions to title which, in Buyer's reasonable good faith judgment, would adversely and materially affect the use, occupancy, operation or value of any of the Real Property.

          4.8        Further Assurances and Disclosures
                     ----------------------------------

          Seller shall use its best efforts to assure that all conditions precedent to Closing shall have been met. Seller shall promptly disclose to Buyer any mistaken information on the Schedules provided in connection with the signing of this Agreement, and any new information relating to any event occurring after the date of this Agreement which makes any such Schedules incomplete or no longer correct; provided, however, that none of such
                                 --------  -------
disclosures shall be deemed to modify, amend or supplement the representations and warranties made as of the date of this Agreement or the Schedules.

          4.9        No Shopping
                     -----------

          Until the Closing, neither Seller, nor any director, officer, employee, agent or representative of Seller nor Owners, will initiate contact with, solicit, or encourage any inquiries or proposals by, or participate in any discussions or negotiations with, or disclose any information concerning Seller, the Business or the Acquired Assets to any Person with respect to any sale (except with respect to the sale of inventory in the ordinary course), assignment, transfer or other disposition of the Acquired Assets.

          4.10       Change of Name
                     --------------

          After the Closing, Seller shall not use or employ in any manner (except with respect to annual reports, tax returns and other similar matters) any of the Intellectual Property, including the "ComputAbility" mark. Prior to the Closing Seller and Owners agree to take whatever action is necessary by Seller's board of directors and shareholders and any other action in order to change Seller's corporate name to eliminate the word "ComputAbility" from its corporate name, as soon as practicable, but in no event later than [7] days after the Closing.

          4.11       Termination of 401(k) Plan
                     --------------------------

          Seller will take all action necessary to terminate Seller's 401(k) plan, effective as of a date prior to the Closing. Seller will furnish to Buyer a copy of the resolutions of Seller's Board of Directors effecting such termination, together with evidence that such resolutions have been adopted by the Board of Directors prior to the Closing.

          4.12       Delivery of Updated Schedules
                     -----------------------------

          On or before the Closing, Seller shall deliver updated versions of the Schedules restated as of the Closing Date to take into account any event, occurrence or matter arising after the date of this Agreement; provided,
                                                               --------
however, that such updated Schedules shall not in any respect be deemed to
-------
modify, amend or supplement any representation or warranty made as of the date of this Agreement or as of any other date specifically referred to therein.


                                   ARTICLE V

                         COVENANTS OF BUYER AND PARENT
                         -----------------------------

          5.1        Certain Dividends
                     -----------------

          Buyer agrees that on or prior to the Closing Date, Seller may pay a cash dividend to its shareholders (counting payments to all shareholders in the aggregate) in the total amount of $[150,000.00].

          5.2        Parent Guarantee
                     ----------------

          Parent hereby guarantees all obligations of Buyer with respect to the Holdback Amount and all obligations of Buyer under the Employment Agreements.

          5.3        Resale Certificate
                     ------------------

          On or before the Closing Date, Buyer shall provide to Seller a certificate of resale with respect to the Acquired Assets that are being purchased for resale.


                                   ARTICLE VI

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------


          6.1        Conditions Precedent to Obligations of Buyer.
                     --------------------------------------------

          The obligation of Buyer to purchase the Acquired Assets hereunder is subject to the satisfaction of each of the following conditions. Notwithstanding anything to the contrary contained herein, Buyer shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without however, releasing Seller or Owners from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by Buyer by reason of the breach by Seller or Owners of any covenant, obligation, agreement or condition contained herein, or by reason of any misrepresentation made by Seller or Owners.


               6.1.1 Correctness of Representations and Warranties
                     ---------------------------------------------

          Each of the representations and warranties of Seller and of Owners contained in this Agreement and in the Schedules and other documents delivered in connection herewith and pursuant to the transactions contemplated hereby is true and accurate in all Material respects. Buyer shall have received a certificate dated the Closing Date executed by Seller and Owners to such effect. As used in this Agreement, the term "Material" means either having a financial impact in excess of [$85,000] on Seller's revenues, income or assets or alternatively anything otherwise material or significant to the Business.

               6.1.2 Performance of Covenants and Agreements
                     ---------------------------- ----------

          . Each Seller shall have performed and complied with each of its covenants and agreements hereunder in all material respects through the Closing. Buyer shall have received a certificate dated the Closing Date and executed on behalf of Seller and Owners to the effect that there has been no such breach of any such covenant or agreement.

               6.1.3 Receipt of Consents; Compliance With Law.
                     ----------------------------------------

          Seller and Buyer shall have obtained (a) any and all Consents from any Governmental Authority identified by Buyer as necessary for Closing pursuant to
Section 1.4; and (b) all other Consents listed on Schedule 2.17, except those
                                                  -------------
Consents which will not be obtained prior to the Closing as approved by Buyer under Section 1.4. Seller shall deliver, at or prior to the Closing Date,
      -----------
copies of all Consents as Buyer may reasonably request.

               6.1.4 Employment Agreements
                     ---------------------

          Buyer shall have received executed originals of (i) the Employment Agreement dated as of the Closing Date between Buyer and Marcia Rose in the form attached as Exhibit 6.1.4A; and (ii) the Employment Agreement dated as of the
            --------------
Closing Date between Buyer and Gary Rose in the form attached as Exhibit 6.1.4B.
                                                                 --------------

               6.1.5 Noncompetition Agreement
                     ------------------------

          Buyer shall have received an original of that certain
Noncompetition Agreement dated as of the Closing Date among Buyer, Parent and Owners in the form of Exhibit 6.1.5 (the "Noncompetition Agreement") executed by
                      -------------       ------------------------
Owners.

               6.1.6 Registration Rights Agreement
                     -----------------------------

          Buyer shall have received an original of that certain Registration Rights Agreement (the "Registration Rights Agreement") dated as of the Closing
                       -----------------------------
Date between Parent and Seller in the form attached as Exhibit 6.1.6, executed
                                                       -------------
by Seller.

               6.1.7 Escrow Agreement
                     ----------------

          Buyer shall have received the Escrow Agreement contemplated under
Section 1.7.3 in the form attached as Exhibit 6.1.8 executed by the parties
-------------                         -------------
thereto.

               6.1.8 Environmental Due Diligence
                     ---------------------------

          Buyer shall have completed all due diligence, including all environmental due diligence and shall have received a Phase I Environmental Report on the Real Property, which due diligence shall be satisfactory to Buyer and Parent, in their sole discretion.

               6.1.9 Lease Agreement
                     ---------------

          Buyer shall have received that certain Lease Agreement dated as of the Closing Date (the "Lease Agreement") between Buyer and Marcia Rose for the lease of the Warehouse Facility, in the form of Exhibit 6.1.9 executed by Owners
                                                -------------
and Buyer shall be given possession of the premises covered by such Lease Agreement.

               6.1.10  Title Policies
                       --------------

          Buyer shall have received from the Title Company a commitment for the issuance to Buyer as of the Closing Date of Owner's Policies of Title Insurance ("Title Policies"), each in an insured amount agreed upon by Buyer and
            --------------
Seller, insuring good and marketable title to the Owned Real Property and with respect to the leased Warehouse Facility, to the extent such leasehold interest is insurable under the title insurance practices applicable to the jurisdiction in which such leasehold interest is located, good title to such Leased Real Property, free of any Material Title Defects. The costs of such Title Policies shall be paid equally by Buyer and Seller.

               6.1.11  Real Property Purchase Agreement
                       --------------------------------

          Buyer shall have received an original of a Real Property Purchase Agreement between Buyer and Seller in the form of Exhibit 6.1.11, executed by
                                                  --------------
Seller and all conditions to the Buyer's obligations to close the transaction contemplated by the Real Property Purchase Agreement shall have been satisfied such that the closing of the sale of the Owned Real Property can occur simultaneously with the Closing.

               6.1.12  Receipt of Opinion of Seller's Counsel
                       --------------------------------------

          Buyer shall have received from Davis & Kuelthau, S.C., counsel for Seller, a legal opinion in the form attached as Exhibit 6.1.12.
                                                --------------

               6.1.13  Termination of 401(k) Plan
                       --------------------------

          Seller shall have taken all action necessary to terminate Seller's 401(k) plan, effective as of a date prior to the Closing, and shall have furnished to Buyer a copy of the resolutions of Seller's Board of Directors effecting such termination, together with evidence that such resolutions have been adopted by the Board of Directors of Seller.

               6.1.14  Governmental Action
                       -------------------

          No Governmental Authority shall have enacted, issued, promulgated, enforced or adopted any Law which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or otherwise materially restricting or prohibiting such transactions.

               6.1.15  No Proceeding
                       -------------

          No Proceeding shall be pending or threatened by any party including, without limitation, any Governmental Authority that, if adversely determined, would enjoin, in whole or in part, the carrying out of the transactions contemplated under this Agreement.

               6.1.16  Receipt of Documents Necessary to Transfer Acquired
                       ---------------------------------------------------
Assets.
------

          Buyer shall have received from Seller a bill of sale covering the Acquired Assets and all other documents necessary to transfer the Acquired Assets to Buyer, in form satisfactory to Buyer.

               6.1.17  No Material Adverse Change
                       --------------------------

          There shall not have occurred since September 30, 1996 any change or effect that is Materially adverse (a) to the condition (financial or otherwise) of the Business, (b) to the results of operations of the Business,
(c) to the Acquired Assets, or (d) to the operation of the Acquired Assets by the Buyer.


          6.2        Conditions Precedent to Obligations of Seller
                     ---------------------------------------------

          The obligation of Seller to sell the Acquired Assets hereunder and otherwise to consummate the transactions contemplated hereby is subject to the satisfaction of each of the following conditions. Notwithstanding anything to the contrary contained herein, Seller shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing Buyer from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by Seller by reason of the breach by Buyer of any covenant, obligation, agreement or condition contained herein, or by reason of any misrepresentation made by Buyer.


               6.2.1 Correctness of Representations and Warranties
                     ---------------------------------------------

          Each of the representations and warranties of Buyer contained in this Agreement and in the Schedules and other documents delivered in connection herewith and pursuant to the transactions contemplated hereby is true and accurate in all material respects. Seller shall have received a certificate dated the Closing Date and executed by Buyer to such effect.

               6.2.2 Performance of Covenants and Agreements
                     ---------------------------------------

          Buyer shall have performed and complied with each of its covenants and agreements hereunder in all material respects through the Closing. Seller shall have received a certificate dated the Closing Date and executed by Buyer to the effect that there has been no such breach of any such covenant or agreement.

               6.2.3 Registration Rights Agreement
                     -----------------------------

           Seller shall have received the Registration Rights Agreement, executed by Parent.

               6.2.4 Lease Agreement
                     ---------------

            Marcia Rose shall have received the Lease Agreement duly executed by Buyer.

               6.2.5 Employment Agreements
                     ---------------------

            Marcia Rose and Gary Rose shall have each received their respective Employment Agreements duly executed by Buyer.

               6.2.6 Escrow Agreement
                     ----------------

            Seller shall have received the Escrow Agreement contemplated under Section 1.7.3 executed by the parties thereto.
      -------------

               6.2.7 Receipt of Certain Agreements
                     -----------------------------

            Seller shall have received originals of an assumption agreement any other documents reasonably satisfactory to Seller and Seller's counsel necessary to effect the assumption of the Assumed Liabilities by Buyer, executed by Buyer.

               6.2.8 Receipt of Opinion of Counsel to Buyer.
                     --------------------------------------

            Seller shall have received from Morrison & Foerster, counsel to Buyer, a legal opinion in the form attached as Exhibit 6.2.8.
                                               -------------

               6.2.9 Real Property Purchase Agreement
                     --------------------------------

            Seller shall have received an original of the Real Property Purchase Agreement between Seller and Buyer in the form of Exhibit 6.1.12, executed by
                                                  --------------
Buyer and all conditions to the Seller's obligations to close the transaction contemplated by the Real Property Purchase Agreement shall have been satisfied such that the closing of the sale of the Owned Real Property can occur simultaneously with the Closing.

               6.2.10  Governmental Action
                       -------------------

            No Governmental Authority shall have enacted, issued, promulgated, enforced or adopted any Law which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or otherwise materially restricting or prohibiting such transactions.

               6.2.11  No Proceeding.
                       -------------

            No Proceeding shall be pending or threatened by any party, including without limitation, by any Governmental Authority that, if adversely determined, would enjoin, in whole or in part, the carrying out of the transactions contemplated under this Agreement.

                                  ARTICLE VII

                            CERTAIN MUTUAL COVENANTS
                            ------------------------

          7.1        Expenses
                     --------

          Except as otherwise provided in this Agreement and this Section
                                                                  -------
7.1, Parent shall bear its own Expenses and the Expenses of Buyer incurred in
---
connection with the transactions contemplated herein. Seller shall be responsible for all Expenses incurred by it or its shareholders in connection with the transaction, up to a maximum amount of $25,000, any such Expenses in excess of $25,000 shall be paid by Owners.

          7.2        Public Statements
                     -----------------

          No party to this Agreement shall make, issue or release any announcement, statement or acknowledgment, whether to the public generally, or to employees, suppliers or customers, concerning the existence of, or reveal the status of, the transactions provided for herein, except for those employees and advisers or the parties who have a need to know of the transaction, without first obtaining the consent of the other parties hereto, which consent shall not be unreasonably withheld. Nothing in this section shall prevent any party from making statements in order to satisfy such party's legal obligations and any requirements of NASD; provided that the party with such obligation shall notify the other parties hereto of such obligation prior to making such public statement or other disclosure.

          7.3        Confidentiality
                     ---------------

          Prior to the Closing, Buyer shall not disclose or permit to be disclosed by any Person, any of the information contained in any document or otherwise furnished by Seller to Buyer, to (or by) any Person except to legal counsel, accountants, and financial advisors of Buyer and to other authorized agents and representatives of Buyer, and to such Persons only to the extent required for activities directly related to the transactions contemplated by this Agreement, except to the extent such information has been publicly disclosed by Seller, or is in the public domain or known to Buyer from another source or pursuant to valid legal process. If the transaction contemplated by this Agreement is not consummated for any reason, Buyer, on behalf of its agents, representatives, legal counsel, accountants, financial advisors and investment bankers, at its own expense, shall return promptly after demand all such documents and any notes or analysis thereof (including copies thereof) to Seller unless Buyer warrants to Seller the same have been destroyed, and, except to the extent any such information is publicly disclosed by Seller or is in the public domain or known to Buyer from another source which is not subject to an obligation of confidentiality or is required to be disclosed pursuant to governmental authority (other than on a confidential basis) or valid legal process, Buyer shall not use, disclose or permit to be used or disclosed any of such information by or to any Person at any time thereafter.

          7.4        Other Actions.
                     -------------

          Each party hereto agrees to execute and to deliver such instruments, in form and substance mutually agreeable to the parties, as another party may reasonably require in order to carry out the terms of this Agreement and the transactions contemplated hereby. Each party hereto will use those efforts that a prudent person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible in order to cause all conditions to the consummation of the transactions contemplated hereby to be satisfied, and shall not take nor permit its Affiliates to take any action that would cause any of its or their representations and warranties in this Agreement not to be true and correct as of the Closing Date. Without limiting the generality of the foregoing, each of the parties hereto will cooperate and use their respective best efforts to make all registrations, filings and applications, to give all notices and to obtain all Consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby and by such other agreements.

          7.5        Access to Records by Seller
                     ---------------------------

          Buyer and Parent agree to allow representatives of Seller (or its assigns) after the Closing, upon reasonable notice, access to the original Books and Records acquired by Buyer hereunder for the purpose of filing and supporting tax returns and tax audits of Seller (or its assigns) and for the purpose of defending any claim or cause of action which may be alleged or filed against Seller (or its assigns) relative to the Acquired Assets or the Business. Buyer and Parent further agree that they will cooperate with Seller (or its assigns) in such matters to the extent reasonably requested by Seller (or its assigns) at the sole cost of Seller (or its assigns). Buyer and Parent shall preserve such records as may be necessary to support Seller's tax returns and to notify Seller (or its assigns) prior to the destruction of records relating to periods prior to the Closing if the destruction is scheduled to occur within five years of the Closing Date. If Seller (or its assigns) objects to the destruction of such records, Seller (or its assigns) shall be permitted to take possession of such records at the sole expense of Seller (or its assigns).

          7.6        Access to Records by Buyer
                     --------------------------

          Seller and Owners agree to allow representatives of Buyer after the Closing, upon reasonable notice, access to any books and records retained by Seller and Owners relating to the Business for the purpose of filing and supporting tax returns and tax audits of Buyer or its Affiliates, defending any claim or cause of action which may be alleged or filed against Buyer or its Affiliates relative to the Acquired Assets or otherwise relating to the Business, and/or establishing Buyer's title to or use and occupancy of the Acquired Assets or the lawful operation thereof. Seller and Owners further agree to cooperate with Buyer in such matters to the extent reasonably requested by Buyer, at the sole cost of Buyer. Seller and/or Owners shall preserve such books and records as may be necessary to support tax returns of Buyer and to notify Buyer prior to the destruction of records relating to periods prior to the Closing if the destruction is scheduled to occur within five years of the Closing Date. If Buyer objects to the destruction of such records, Buyer shall be permitted to take possession of such records at Buyer's sole expense.


                                  ARTICLE VIII

                                INDEMNIFICATIONS
                                ----------------



          8.1        Seller and Owners Promise to Indemnify
                     --------------------------------------

          Seller and each Owner agree, jointly and severally, to indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents, shareholders and Affiliates ("Indemnified Buyer") against any and all losses,
                              -----------------
claims, damages or liabilities and actions, and any reasonable legal or other expenses or costs incurred by any Indemnified Buyer in connection with investigating or defending any such loss, claim, damage, liability or action, regardless of whether an action or claim has been filed or asserted against an Indemnified Buyer after the Closing Date, arising from, in connection with or with respect to the following items (the "Indemnified Buyer Losses"): (a) any
                                          ------------------------
misrepresentation made by Seller or Owners, or breach or inaccuracy of any representation or warranty (whether made as of the signing of this Agreement, as of the Closing or as of any other date specified in such representation or warranty) made by Seller under this Agreement or in any other agreement or document delivered pursuant hereto or in connection herewith or with the closing of the transactions contemplated hereby; (b) any nonfulfillment of or failure to comply with any agreement, condition or covenant on the part of Seller or Owners under this Agreement or any other agreement or document delivered pursuant hereto or in connection herewith or with the closing of the transactions contemplated hereby; (c) any and all Excluded Liabilities; and (d) any Liabilities incurred by Buyer for failure to comply with Bulk Sale laws of any state in connection with the transaction contemplated herein but only to the extent such Liability arises on account of Seller's failure to pay any debt or obligation not constituting an Assumed Liability.

          8.2        Buyer's and Parent's Promise to Indemnify
                     -----------------------------------------

          Buyer and Parent agree, jointly and severally, to indemnify, defend and hold harmless Seller and its officers, directors, employees, agents, shareholders and Affiliates ("Indemnified Seller") against any and all losses,
                              ------------------
claims, damages or liabilities and actions, and any reasonable legal or other expenses or costs incurred by any Indemnified Seller in connection with investigating or defending any such loss, claim, damage, liability or action regardless of whether an action or claim has been filed or asserted against an Indemnified Seller after the Closing Date, arising from, in connection with or with respect to the following items (the "Indemnified Seller Losses"): (a) any
                                          -------------------------
misrepresentation made by Buyer or Parent, or breach or inaccuracy of any representation or warranty made by Buyer or Parent under this Agreement or in any other agreement or document delivered pursuant hereto or thereto or in connection herewith or with the closing of the transactions contemplated hereby;
(b) any nonfulfillment of or failure to comply with any agreement, condition or covenant on the part of Buyer or Parent under this Agreement or in any other agreement or document delivered pursuant hereto or in connection herewith or with the closing of the transactions contemplated hereby; and (c) the assumption of the Assumed Liabilities from and after the Closing Date.


          8.3        Procedure for Indemnification of Third Party Claims.
                     ---------------------------------------------------

               8.3.1 Notice
                     ------

          Subject to the provisions of Sections 8.1 and 8.2 in the event of
                                       ------------     ---
any claim for indemnification is made thereunder, if there is asserted by a third party any claim, liability or obligation (a "Claim") that in the judgment
                                                   -----
of a party indemnified above (the "Indemnified Party") may give rise to any
                                   -----------------
Indemnified Buyer Losses or Indemnified Seller Losses ("Indemnified Losses"), or
                                                        ------------------
if the Indemnified Party determines the existence of a Claim, whether or not the same shall have been asserted, such Indemnified Party shall give the indemnifying party or parties (the "Indemnitor"), notice within 30 days of the
                                    ----------
assertion of any Claim, or within 10 days of receipt of notice of the filing of any lawsuit based upon such assertion, or, with respect to a Claim not yet asserted against the Indemnified Party, promptly upon the determination by an executive officer of the Indemnified Party of the existence of the same, which notice shall describe the Claim in reasonable detail, and shall include the amount (estimated if necessary) of the related Indemnified Loss. Failure by the Indemnified Party to give timely notice pursuant to this Section 8.3 shall not
                                                         -----------
relieve the Indemnitor of its obligations, except to the extent that the Indemnitor is actually and materially prejudiced by such failure to give timely notice.

               8.3.2 Defense
                     -------

          The Indemnified Party shall permit the Indemnitor to assume the defense of such Claim and any litigation resulting therefrom (and to prosecute by way of counterclaim or third party complaint any claim against such third party arising out of or relating to the Claim in question) upon receipt by the Indemnified Party of the Indemnitor's written acknowledgment of its obligation to indemnify the Indemnified Party with respect to the Claim and its agreement to assume the defense of all claims or counts of such Claim. After giving such notice of assumption, the Indemnitor shall not be liable under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Party in connection with such defense but the Indemnitor shall be responsible for all such expenses incurred by the Indemnified Party in connection with the Claim prior to such assumption. Notwithstanding the foregoing, any Indemnified Party shall be entitled to conduct its own defense at the cost and expense of the Indemnitor if the Indemnified Party can establish, by reasonable evidence, that the conduct of its defense by the Indemnitor would reasonably be likely to prejudice the Indemnified Party due to the nature of any claims or counterclaims presented or by virtue of a conflict between the interest of the Indemnified Party and the Indemnitor, and provided further that in any event the Indemnified Party may participate in such defense at its own expense. Counsel selected by the Indemnitor or by the Indemnified Party to defend any Claim shall be subject to the reasonable approval of the other party. If the Indemnitor fails to assume the defense of any such Claim as provided above within a reasonable time (which shall be such period of time as will not, in the judgment of the Indemnified Party, result in prejudice to the rights of the Indemnified Party) after due notice has been given of a Claim, then until such time as the Indemnitor shall make such assumption, the Indemnified Party shall have the right to prosecute and conduct its own defense by counsel of its choice, and in connection therewith shall have full right to conduct the defense thereof and to enter into any compromise or settlement thereof without the consent of the Indemnitor. Such defense shall be at the cost and expense of the Indemnitor if the Indemnitor subsequently assumes such defense as provided above, or if it is subsequently determined that the Indemnitor is or was obligated to defend or indemnify the Indemnified Party with respect to such Claim. In the event Indemnitor assumes the defense of a Claim and the Indemnitor prevails in said defense or if it is determined that the Indemnified Party was not entitled to Indemnity for any reason, then the Indemnified Party shall reimburse Indemnitor for all reasonable costs and expenses incurred in such defense.

               8.3.3 Settlement
                     ----------

          The Indemnitor shall not, without the prior written consent of the Indemnified Party, consent to the terms of any compromise or settlement of any Claim or litigation defended by the Indemnitor in accordance herewith (other than terms related solely to the payment of money damages and only after the Indemnitor has furnished the Indemnified Party with such evidence as the Indemnified Party may reasonably request of the Indemnitor's capacity to pay promptly the amount of such money damages at such times as provided in the compromise or settlement) which consent will not be unreasonably withheld or delayed in circumstances where compromise or settlement would not adversely affect the Indemnified Party. The Indemnitor shall not, except with the prior written consent of Indemnified Party, consent to entry of any judgment or enter into any compromise or settlement of an action or portion of an action relating to the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release in respect of such Claim or litigation. If the Indemnitor chooses to defend any Claim, the Indemnified Party shall cooperate with the Indemnitor and make available to the Indemnitor any personnel or any books, records or other documents within its control that are necessary or appropriate for such defense. The Indemnitor shall pay the Indemnified Party's actual out-of-pocket expenses incurred in connection with such cooperation.


          8.4        Interest
                     --------

          An Indemnified Party shall also be entitled to receive interest on any Indemnified Loss, accruing from the Closing Date to the date of payment of the Indemnified Loss, at the fluctuating rate per annum equal to the prime rate published in The Wall Street Journal as the base rate on corporate loans as in
             -----------------------
effect from time to time (the "Prime Rate").  Interest shall be paid as agreed
                               ----------
above whether before or after judgment, and shall continue to accrue on the amount ultimately paid, even if during the period of interest accrual the amount of the Indemnified Buyer Loss is unliquidated, uncertain or not capable of being made certain by calculation.


          8.5  Indemnification Amounts
               -----------------------

               8.5.1  Caps.
                      ----

          Notwithstanding anything to the contrary contained in this Agreement, and except for a breach of the representations and warranties set forth in
Section 2.3 (Title), Section 2.12 (Mailing Lists) and Section 2.27
-----------          ------------                     ------------
(Environmental), Seller and Owners in the aggregate, shall not be liable under this Agreement for Indemnified Buyer Losses related to an unknowing breach of any representation and warranty of Seller and Owners in excess of the sum of the following: (i) the total value of all Parent Stock still owned by Seller and Owners in the aggregate (or held in any family trust or otherwise transferred to a family member, person or other entity without consideration or not in an arms' length transaction) with such value to be determined at the time of Buyer's claim of breach; (ii) the aggregate gross proceeds of all Parent Stock sold by Seller and Owners in an arms' length transaction prior to the time of such claim; and (iii) $750,000. Any amounts payable pursuant to Section 8.1 (in excess of the Holdback Amount if the Holdback Amount is then available) shall be first satisfied by a return of that number of shares of Parent Stock still owned by Seller and/or Owners that is equal in value to said excess and if insufficient shares are then owned, then thereafter such amounts shall be payable in cash. It is expressly agreed that if Seller is the prevailing party in an action by Buyer for Indemnified Buyer Losses that is subject to the limitations provided by this Section 8.5.1, Buyer shall pay all reasonable
                             -------------
attorneys' fees incurred by Seller and/or Owners in connection with the defense of such action.

               8.5.2  Limitations for Knowing Breaches /Breaches of Certain
                     ------------------------------------------------------
Representations
---------------

        Seller and Owners shall be liable for all Indemnified Buyer Losses (i) with respect to any knowing breach of any of the representations and warranties of Seller and Owners contained herein; and (ii) for all Indemnified Buyer Losses with respect to any breach (whether knowing or unknowing) of the representations and warranties set forth in Sections 2.3 (Title), Section 2.12 (Mailing Lists)
                            ------------          ------------
and Section 2.27 (Environmental) up to an aggregate maximum amount equal to the
    ------------
Purchase Price.

               8.5.3  Certain Other Specific Limitations
                      ----------------------------------

          Without limiting Section 8.5.1 or Section 8.5.2, Burton Slotky
                           -------------    --------------
shall have no liability under this Agreement for any Indemnified Buyer Losses or any other liability for breach of a representation and warranty or other term of this Agreement in an aggregate amount in excess of 20% of the Purchase Price; which represents such shareholder's pro rata share of the Purchase Price based on his percentage equity interest in Seller as of the Closing Date.

               8.5.4  Basket
                      ------

          Notwithstanding any thing to the contrary contained in this Agreement, neither Seller nor Owners shall have any liability for any Indemnified Buyer Losses until the aggregate amount of Indemnified Buyer Losses exceeds $50,000. If the aggregate amount of such Indemnified Buyer Losses exceeds this amount, then Seller and Owners shall be liable for the excess of such Indemnified Buyer Losses, subject to the applicable limitations of Section
                                                                        -------
8.5.1, 8.5.2 and 8.5.3, as the case may be.
-----  -----     -----


                                   ARTICLE IX

                    TERMINATION AND ABANDONMENT OF AGREEMENT
                    ----------------------------------------

          9.1        Grounds for Termination.
                     -----------------------

          This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time on or before the Closing Date only in accordance with this Article IX:
                     -----------


               9.1.1 Mutual Consent
                     --------------

           By mutual consent of the Buyer and Seller.

               9.1.2 Breach or Misrepresentation by Seller
                     -------------------------------------

          By Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of Seller or Owners set forth in this Agreement, or if any representation or warranty of Seller or Owners shall have become untrue, in either case such that the conditions set forth in Section 6.1 would be incapable
                                                  -----------
of being satisfied by the Closing Date; provided that, in any case, an
                                        -------------
intentional breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 9.1.2.
                                     -------------

               9.1.3 Breach or Misrepresentation by Buyer.
                     ------------------------------------

          By Seller, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or Parent set forth in this Agreement, of if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 6.2 would be incapable of being
                                      -----------
satisfied by the Closing Date; provided that, in any case, an intentional breach
                               -------------
shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 9.1.3.
                 -------------

               9.1.4 Prohibition by Law
                     ------------------

          By either Buyer or Seller, if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making, or any such Governmental Entity shall have commenced, or threatened to commence, any proceeding which, if adversely determined, would have the effect of making, the Agreement illegal or otherwise materially restricting or prohibiting consummation of the Agreement.

               9.1.5 Failure to Close
                     ----------------

          By either Buyer or any Seller, if the Closing has not occurred by ________ or such later date as agreed to in writing by Buyer and Seller.


          9.2        Effect of Termination.
                     ---------------------

          Except as provided in Section 9.3, if this Agreement is terminated
                                -----------
pursuant to Section 9.1, it shall forthwith become void, and there shall
            -----------
be no Liability on the part of any party or their respective officers, directors or shareholders to the other parties hereto under this Agreement or any other agreement entered into hereunder, and all rights and obligations of any party hereto shall cease. Notwithstanding the foregoing, nothing contained in this
Section 9.2 shall relieve any party hereto of any Liability for breach of this
-----------
Agreement, or for any misrepresentation hereunder, or be deemed a waiver of any remedy otherwise available for such breach or misrepresentation. Buyer's obligation pursuant to Section 7.3 shall survive any termination of this Agreement.

          9.3        Expenses to be Borne by Each Party.
                     ----------------------------------

          Except as provided in Section 9.2, if the transactions contemplated by
                                -----------
this Agreement are not consummated, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses. "Expenses" as used in this Agreement shall include all out-of-pocket
            --------
expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the Closing of the transactions contemplated herein and therein.


                                   ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

          10.1       Schedules.
                     ---------

          The disclosures in the Schedules hereto are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement (except where there is a specific cross-reference contained therein) unless it would be otherwise obvious to any reasonable person reviewing any such Schedules that such Schedules disclosed matters required to be disclosed pursuant to other sections of the Agreement.

          10.2       Further Assurances
                     ------------------

          Each party hereto agrees for the benefit of the other parties hereto to execute and deliver any necessary documents, instruments or agreements, and to take any and all necessary actions, in order to (a) fully vest in Buyer all right, title and interest to the Acquired Assets, (b) have Buyer fully assume the Assumed Liabilities, (c) fully disclaim any obligation of Buyer under the Excluded Liabilities, and (d) carry out the terms of this Agreement and the transactions contemplated by this Agreement.

          10.3       Survival of Representations and Warranties.
                     ------------------------------------------

               10.3.1  Buyer Reliance
                       --------------

          Notwithstanding any right of Buyer to investigate fully the Business and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations and warranties of Seller and Owners contained in this Agreement or in any agreement or document delivered to Buyer by Seller and Owners or their Affiliates in connection with the transactions contemplated hereunder and shall not be estopped in making any claim, hereunder, by reason of any knowledge gained as a result of such investigation or otherwise.

               10.3.2  Survival Period
                       ---------------
          The respective representations and warranties of each party contained in this Agreement shall survive as follows:

          (a) The following representations and warranties of Seller and Owners shall survive the Closing and shall not expire (i) all representations and warranties of Seller and/or Owners contained herein but only to the extent there is a knowing breach of any such representation and warranty; and (ii) the representations and warranties of Seller and/or Owners set forth in Section 2.3
                                                                     -----------
(Title), Section 2.12 (Mailing Lists) and Section 2.27 (Environmental).
         ------------                     ------------

          (b) Except as provided in Section 10.3.2(a), the respective
                                    ------------------
representations and warranties of each of the parties hereto shall survive the Closing and shall expire 30 months after the Closing.


          10.4       Notices
                     -------

          All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given when delivered in person or by private courier or delivery service, or transmitted by facsimile transmission (confirmed by receipt of successful transmission in writing), or five days after being mailed by certified or registered mail, postage prepaid, as indicated below. Any party may change its address for notices by providing notice of the change to the other parties.


     Buyer:           CCI Acquisition Corp.
                      7271 North 51st Boulevard
                      Milwaukee, Wisconsin 53223
                      Attention:  __________
                      Tel:  _______________
                      Fax:  _______________

     Parent:          Creative Computers Inc.
                      2645 Maricopa Street
                      Torrance, CA 90503
                      Attention:  Frank Khulusi
                      Tel:  (310) 787-4500
                      Fax:  (310) 222-6903

     With a copy to:  Morrison & Foerster LLP
                      555 West Fifth Street
                      Suite 3500
                      Los Angeles, CA  90013-1025
                      Attention: Stephen P. Rothman, Esq.
                      Tel: (213) 892-5237
                      Fax: (213) 892-5454

     Seller:          ComputAbility Limited

                      ___________________
                      ___________________
                      ____________________

                      Attention: ___________
                      Tel: ________________
                      Fax: ________________


     Owners:          Marcia and Gary Rose
                      ___________________
                      ___________________
                      ___________________

                      Burton Slotky

                      ___________________
                      ___________________
                      ___________________

     With a copy to:  Davis & Kuelthau, S.C.
                      111 E. Kilbourn Avenue, Suite 1400
                      Milwaukee, Wisconsin 53202
                      Attention:  Harold Laufer, Esq.
                      Tel: (414) 225-1423
                      Fax: (414) 276-9369


          10.5  Assignment; No Third Party Beneficiaries
                ----------------------------------------

          Neither this Agreement nor any part thereof shall be assignable by operation of law or otherwise by any party without the prior written consent of the other parties; provided, however, that (a) Buyer shall be entitled to assign
                   --------  -------
its rights and obligations under this Agreement to any Affiliate of Buyer or to any entity purchasing substantially all the assets or stock of Buyer without Seller's consent and (b) Seller shall be entitled to assign its rights under this Agreement to its shareholders by operation of law pursuant to any dissolution of Seller. Nothing contained in this Agreement, express or implied, is intended to confer upon any Person or entity other than the parties hereto, and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless expressly so stated.

          10.6  Remedies
                --------

          Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement is intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law or in equity or by statute or otherwise, and the election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

          10.7  Waiver
                ------

          The waiver by any party of any instance of any other party's noncompliance with any obligation or responsibility herein shall not be deemed a waiver of other instances or of any party's remedies for such noncompliance.

          10.8  Entire Agreement; Amendments
                ----------------------------

          This Agreement, the Noncompetition Agreement, the Registration
Rights Agreement and the agreements, documents, schedules, exhibits and certificates specifically referred to herein and therein or required to be delivered pursuant to the terms hereof or thereof, represent the entire, final agreement of the parties hereto and thereto with respect to the subject matter hereof or thereof, superseding all prior agreements, understandings, representations, warranties, discussions, negotiations and commitments of any kind. This Agreement may be amended or supplemented by a written agreement between Buyer and Seller without the Owners consent. The parties agree that any rights that Buyer or Parent may have against Seller can be waived by Buyer or Parent without releasing the Owners from their obligations under this Agreement and the transactions contemplated herein and Owners hereby waive any right to require Buyer or Parent to proceed against Seller or the Holdback Amount before proceeding against Owners with respect to any obligation for which the Owners are liable under the terms of this Agreement and the transactions contemplated herein.


          10.9  Definitions.
                -----------

               10.9.1  List of Defined Terms
                       ---------------------

          Exhibit 10.9.1 contains a complete list of the terms defined in
          --------------
this Agreement and the sections of this Agreement in which such definitions are found.

               10.9.2  Accounting Terms
                       ----------------

          In this Agreement, "GAAP" means generally accepted accounting
                              ----
principles, consistently applied, as used in the United States. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

               10.9.3  Certain Specific Terms
                       ----------------------

          In this Agreement:  (a) the term "Affiliate" of a Person means a
                                            ---------
Person controlling, under common control with or controlled by such Person; (b) the term "Person" means any individual, partnership, joint venture, corporation,
          ------
trust or incorporated organization or any other business entity, in each case whether acting in an individual, fiduciary or other capacity; (c) the term "Subsidiary" of a Person means a corporation as to which 50% or more of the
-----------
outstanding voting stock is owned or controlled, directly or indirectly, by that Person.


          10.10  Severability
                 ------------

          If any provision or any part of any provision of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part hereof, which shall continue in full force and effect.

          10.11  Counterparts
                 ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.12  Governing Law
                 -------------

          The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of [Wisconsin], without reference to its conflicts of law rules.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.


          BUYER:           CCI Acquisition Corp.,
                           a Delaware corporation


                           By:_______________________________________
                           Name:_____________________________________
                           Title:____________________________________

          Parent:          Creative Computers, Inc.,
                           a Delaware corporation


                           By:_______________________________________
                           Name:_____________________________________
                           Title:____________________________________



          Seller:          ComputAbility Limited,
                           a Wisconsin corporation


                           By:_______________________________________
                           Name:_____________________________________
                           Title:____________________________________


          Owners:

                           __________________________________________
                           Marcia Rose



                           __________________________________________
                           Gary Rose


                           __________________________________________
                           Burton Slotky

                         List of Schedules and Exhibits
                         ------------------------------

           Schedule       Content
           --------       -------
           1.2.5          Vendor Contracts
          1.2.11          Equipment Leases
           1.3.2          Excluded Assets
           1.8.2          Reserves and Accruals
            1.10          Allocation of Purchase Price
             2.3          Acquired Assets
             2.4          Compliance with Laws
           2.5.1          Seller Financial Statements
           2.5.2          Absence of Certain Changes
           2.5.3          No Undisclosed Liabilities
             2.6          Execution and Performance of Agreement Causes No Violation
             2.7          Inventory
             2.8          Accounts Receivable
             2.9          Vendor Agreements
            2.10          Vendors, Distributors and Customers
            2.11          Contracts and Other Agreements
            2.12          Mailing List Information
            2.13.1(a)     Title
            2.13.1(b)     Proceedings
           2.13.1(c)      Third Party Infringement
           2.13.1(d)      Infringement by Seller
           2.13.2         Trade Secrets
           2.13.4         Copyrights
           2.13.5         Software

           Schedule       Content
           --------       -------
            2.14          Licenses
            2.17          Consents to Assignment
            2.18          Machinery and Equipment
            2.19          Proceedings
            2.20          Governmental Permits
            2.21          Insurance
            2.22          Taxes
            2.23.1        Real Property
            2.23.3        Leases
            2.23.4        Compliance with Land Use Laws and Regulations
            2.24          Utilities
            2.25          Employee Benefit Plans
            2.26          Labor Matters
            2.27.1        Use, Storage, Disposition of Hazardous Materials
            2.27.2        Asbestos, PCBs, Underground Tanks
            2.27.3        Environmental Litigation
            2.28          Affiliates and Joint Ventures
            2.30          Assets Sufficient for Conduct of Business
            4.4.1(b)      Retained Employees

           Schedule       Content
           --------       -------

           6.1.4A         Form of Management Agreement [Marcia Rose]
           6.1.4B         Form of Management Agreement [Gary Rose]
           6.1.4C         Form of Management Agreement [Meris Doroty]
           6.1.5          Form of Noncompetition Agreement
           6.1.6          Form of Registration Rights Agreement
           6.1.8          Form of Escrow Agreement
           6.1.10         Form of Lease Agreement
           6.1.12         Form of Real Property Purchase Agreement
           6.1.13         Form of Opinion of Seller's Counsel
           6.2.8          Form of Opinion of Buyer's Counsel
          10.9.1          List of Defined Terms

                                 EXHIBIT 10.9.1
                                 --------------

                             LIST OF DEFINED TERMS
                             ---------------------


     The following terms are defined in the Sections indicated:


"Accounts Receivable"                                      Section 1.2.2
"Acquired Assets"                                          Section 1.2
"Additional Title Exceptions"                              Section 4.8.3
"Affiliate"                                                Section 10.9.3
"Agreement"                                                Prelude
"Assumed Liabilities"                                      Section 1.5
"Books and Records"                                        Section 1.2.15
"Business"                                                 Section 1.2
"Buyer"                                                    Prelude
"Cash Component"                                           Section 1.7.1(a)
"Claim"                                                    Section 8.3.1
"Closing"                                                  Section 1.11
"Closing Balance Sheet"                                    Section 1.8
"Closing Date"                                             Section 1.11
"Consents"                                                 Section 2.17
"Contracts"                                                Section 2.11
"Copyrights"                                               Section 2.13
"Costs"                                                    Section 1.6.3
"Designs"                                                  Section 2.13
"Employee Benefit Plans"                                   Section 2.25
"Encumbrances"                                             Section 2.3
"Environmental Costs"                                      Section 1.6.3

"Equipment Leases"                                         Section 1.2.11
"ERISA"                                                    Section 2.25
"Escrow Agreement"                                         Section 1.7.3
"Excluded Assets"                                          Section 1.3
"Excluded Liabilities"                                     Section 1.6
"Expenses"                                                 Section 9.3
"Furniture and Fixtures"                                   Section 1.2.8
"GAAP"                                                     Section 10.9.2
"Governmental Authority"                                   Section 1.2.14
"Governmental Authorizations"                              Section 2.20
"Governmental Permits"                                     Section 1.2.14
"Hazardous Materials"                                      Section 2.27.5
"Hazardous Materials Laws"                                 Section 2.27.5
"Indemnified Buyer"                                        Section 8.1
"Indemnified Buyer Losses"                                 Section 8.1
"Indemnified Losses"                                       Section 8.3.1
"Indemnified Party"                                        Section 8.3.1
"Indemnified Seller"                                       Section 8.2
"Indemnified Seller Losses"                                Section 8.2
"Indemnitor"                                               Section 8.3.1
"Intellectual Property"                                    Section 2.13
"Inventory"                                                Section 1.2.1
"IRCA"                                                     Section 2.26
"June 1997 Financial Statements"                           Section 2.5.1
"Law"                                                      Section 2.6
"Lease Agreement"                                          Section 6.1.10
"Leased Real Property"                                     Section 2.23.1

"Liabilities"                                              Section 1.6
"Licenses"                                                 Section 2.14
"Machinery and Equipment"                                  Section 1.2.7
"Marks"                                                    Section 2.13
"Material Title Defects"                                   Section 4.8.3
"Noncompetition Agreement"                                 Section 6.1.5
"Owned Real Property"                                      Section 2.23.1
"Owners"                                                   Prelude
"Parent"                                                   Prelude
"Parent Stock"                                             Section 1.7.1(b)
"Patents"                                                  Section 2.13
"Person"                                                   Section 10.9.3
"Preliminary Reports"                                      Section 4.8.1(a)
"Prime Rate"                                               Section 8.4
"Proceeding"                                               Section 2.19
"Purchase Price"                                           Section 1.7.1
"Real Property"                                            Section 2.23.1
"Real Property Leases"                                     Section 2.23.3
"Registration Rights Agreement"                            Section 6.1.6
"Retained Employees"                                       Section 4.4.1(b)
"Securities Act"                                           Section 2.31
"Seller"                                                   Prelude
"Seller Employee Benefit Plans"                            Section 2.25
"September 1996 Financial Statements"                      Section 2.5.1
"Software"                                                 Section 2.13
"Subsidiary"                                               Section 10.9.3
"Surveys"                                                  Section 4.8.2

"Tax Returns"                                              Section 2.22
"Taxes"                                                    Section 2.22
"Title Company"                                            Section 4.8.1(a)
"Title Policies"                                           Section 6.1.11
"Trade Secrets"                                            Section 2.13
"Vendor Agreements"                                        Section 2.9
"Warehouse Facility"                                       Section 1.3.1
"WARN Act"                                                 Section 2.26